UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2014

This year’s Annual Meeting of Stockholders of NuVasive, Inc. (the “Company” or “NuVasive”) will be held on May 14, 2014, at 8:00 AM local time at the Westin Times Square – Ambassador III Conference Room (2nd Floor), 270 W 43rd Street, New York, NY 10036, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two (2) “Class I” Directors to hold office until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2013.

3. To approve the adoption of the NuVasive, Inc. 2014 Equity Incentive Plan.

4. To approve the adoption of the NuVasive, Inc. 2014 Executive Incentive Compensation Plan.

5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 18, 2014 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. Such stockholders are cordially invited to attend our Annual Meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important and we encourage you to vote promptly. After reading the Proxy Statement, please make sure to vote your shares by promptly voting electronically or telephonically as described in the enclosed Proxy Statement, or, if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card, or attending our Annual Meeting of Stockholders in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Your vote is very important to us. I urge you to vote “FOR” the Board of Director’s two (2) Director nominees and “FOR” all proposals.

I look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov
Chairman of the Board and Chief Executive Officer

San Diego, California

March 27, 2014

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, CA  92121

(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014

The accompanying proxy is being solicited by the Board of Directors (the “Board of Directors”, or, sometimes, the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) and contains information related to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 AM local time at the Westin Times Square – Ambassador III Conference Room (2nd Floor), 270 W 43rd Street, New York, NY 10036, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Board of Directors made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting. This Proxy Statement was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2014, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time & Date	8:00 a.m. (local time), May 14, 2014
Place	Westin Times Square, Ambassador III Conference Room (2nd Floor), 270 W 43rd Street, New York, NY 10036
Record Date	March 18, 2014
Voting	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission

You will need government-issued identification showing your name and photograph (i.e., a driver’s license or passport), and, if an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the Record Date. In addition, if your shares are held in the name of a bank, broker or other financial institution, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the Record Date.

Voting Matters		Board Vote Recommendation	Location of Voting Recommendation
1	Election of two (2) Board of Director nominees for election as “Class I” Directors	FOR EACH DIRECTOR NOMINEE	Pages 8 - 9
2	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2013.	FOR	Page 41
3	Approval of the Company’s 2014 Equity Incentive Plan	FOR	Pages 50 - 64
4	Approval of the Company’s 2014 Executive Incentive Compensation Plan	FOR	Pages 65 - 68
5	Ratification of Ernst & Young as our independent registered public accounting firm for 2014	FOR	Page 71

LIMITED PROXY OVERVIEW

SECTION	PAGE #
General Information about the Annual Meeting of Stockholders	1
Proxy Statement Summary	1
Q&A About the Proxy Materials and the Annual Meeting	3 - 7
PROPOSAL 1 – ELECTION OF DIRECTORS	8 - 9
Governance - Board of Directors Overview - Corporate Governance - Code of Ethics - Executive Officers Overview	10 - 17
Certain Business Relationships	17 - 18
Security Ownership Summary & Section 16(a) Beneficial Ownership Reporting Compliance	19 - 21
Compensation Discussion & Analysis	22 - 40 See also Appendix 1
PROPOSAL 2 – APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE 2013 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	41

Executive Compensation

-  2013 Summary Compensation Table

-  Grant of Plan-Based Awards

-  Outstanding Equity Awards at December 31, 2013

-  2013 Option Exercises

-  Potential Payments Upon Termination or Change of Control

-  Director Compensation

42 - 49
PROPOSAL 3 – APPROVE THE COMPANY’S 2014 EQUITY INCENTIVE PLAN	50 - 64 See also Exhibit A
PROPOSAL 4 – APPROVE THE COMPANY’S 2014 EXECUTIVE INCENTIVE COMPENSATION PLAN	65 - 68 See also Exhibit B
Report of the Audit Committee	69 - 70
PROPOSAL 5 – RATIFICATION OF OUR INDEPENDENT ACCOUNTING FIRM	71
Additional Information	72 - 74

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of two (2) “Class I” Directors for terms expiring in 2017; (ii) the approval of the adoption of the NuVasive, Inc. 2014 Equity Incentive Plan (the “2014 EIP”); (ii) the approval of the adoption of the NuVasive, Inc. 2014 Executive Incentive Compensation Plan (the “ICP”); (iv) advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2013; (v) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and (vi) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board of Directors.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report for fiscal year 2013, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Our Annual Report for fiscal year 2013 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice (which was mailed to most of our stockholders) will instruct you as to how you may access and review all of the proxy materials on the internet as well as how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on March 18, 2014, are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 2014, there were 46,525,344 outstanding shares of our common stock. Each share of common stock is entitled to one (1) vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available both (i) at the Annual Meeting and - for ten (10) days prior to the Annual Meeting, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time - at our headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121. If, on March 18, 2014, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company N.A., then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual Meeting (subject to the satisfying the admission criteria) or vote by proxy for the matters before our stockholders as described in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote by internet or telephone or, if you received a proxy card by mail, to promptly fill out and return the proxy card to ensure your vote is counted.

6.	What does it mean to beneficially own shares in “street name”?

If, on March 18, 2014, your shares were held in an account at a broker, bank, trust, or other agent (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting for the matters before our stockholders as described in the Proxy Statement unless you request and obtain a valid proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of directors, the advisory vote on the compensation of our Named Executive Officers, the approval of our proposed 2014 EIP, and the approval of our ICP.

7.	How do I vote?

If you are a stockholder with shares registered in your name, you may vote for the matters before our stockholders as described in the Proxy Statement by one of the following three methods:

•

Vote via the Internet.  Go to the web address www.proxyvote.com and follow the instructions for internet voting shown on the proxy card mailed to you. If you vote via the internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card mailed to you.  If you do not wish to vote by the internet or by telephone, please complete, sign, date and mail the Proxy Card in the envelope provided. If you vote via the internet or by telephone, please do not mail your Proxy Card.

The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the Proxy Statement and confirm that your voting instructions have been properly recorded.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the internet or by telephone. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in the Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

Once you have given your proxy vote for the matters before our stockholders as described in the Proxy Statement, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company’s principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that your shares are held of record by a broker, bank or other nominee, and, if you wish to vote at the Annual Meeting, you must obtain and bring to the Annual Meeting a proxy card issued in your name from the broker, bank or other nominee. Otherwise, you will not be permitted to vote at the Annual Meeting.

Votes submitted by telephone or via the internet for the matters before our stockholders as described in the Proxy Statement must be received by 5:00 p.m., Eastern time, on May 13, 2014.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted?

The Company’s Restated Bylaws (the “Bylaws”) provide that a majority of all the outstanding shares of stock entitled to vote - whether present in person or represented by proxy - constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of directors and for each other item, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors (i.e., “FOR” the Board’s two (2) nominees to the Board of Directors; “FOR” the approval of the adoption of the 2014 EIP; “FOR” the approval of the adoption of the ICP; “FOR” the approval – on an advisory basis – of the 2013 compensation of the Company’s Named Executive Officers; and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014), unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 6 above). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors, the approval of the adoption of the 2014 EIP, the approval of the adoption of the ICP, and the approval - on an advisory basis - of the Company’s executive compensation.

10.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director; provided that, in the event of a contested election, directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at election. All other matters shall be determined by a majority of the votes cast, unless otherwise required by applicable law, rule or regulation or the Company’s charter documents. The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

11.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

12.	How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to NuVasive’ stockholders and a member of their immediate family or their named representatives. For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares in street name, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Cameras and electronic recording devices are not permitted at the Annual Meeting.

13.	How does the Board of Directors recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE BOARD’s TWO (2) PROPOSED NOMINEES NAMED HEREIN FOR ELECTION TO THE BOARD OF DIRECTORS, “FOR” THE APPROVAL OF THE COMPANY’S 2014 EQUITY INCENTIVE PLAN, “FOR” THE APPROVAL OF THE COMPANY’S 2014 EXECUTIVE INCENTIVE COMPENSATION PLAN, “FOR” THE APPROVAL – ON AN ADVISORY BASIS – OF THE 2013 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP.

14.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and shareowners of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $20,000, plus expenses.

15.	Could other matters be decided in the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board of Directors as proxy holders (Quentin Blackford (Executive Vice President, Finance & Investor Relations), Michael J. Lambert (Executive Vice President and Chief Financial Officer), and Jason M. Hannon (Executive Vice President and General Counsel)) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If, for any reason, any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

16.	Is it possible that the meeting be postponed?

The meeting may be adjourned or postponed, if needed, as provided by the Company’s Restated Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

17.	Where can I find the voting results of the Annual Meeting?

We intend to announce the final voting results at the Annual Meeting and publish the final results in our Current Report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Annual Meeting, the final results will be published in an amendment to our Current Report on Form 8-K within four (4) business days after the final voting results are known.

18.	How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2014 annual meeting of stockholders occurring in 2015?

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 14, 2015), nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 13, 2015). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 2015 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA    92121, on or before November 27, 2014; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2015 more than thirty (30) days before or after the one (1)-year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2014

This Proxy Statement and the Company’s 2013 Annual Report on Form 10-K are both available at www.proxyvote.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

At this 2014 Annual Meeting, three (3) “Class I” Directors (Robert J. Hunt, Gregory T. Lucier and Richard W. Treharne, Ph.D.) are at the end of their previously-approved terms. Each of Messrs. Hunt and Treharne will not be standing for re-election and is retiring as a Director immediately following the Annual Meeting (in no way due to any disagreement with the Company or constituting a removal “for cause”). From the time of the Annual Meeting and with such retirements and term completions, we will have two (2) “Class I” Director seats open (in accordance with our Bylaws, the size of our Board of Directors has previously been set at eight (8) immediately following the Annual Meeting). The Board has unanimously nominated each of Gregory T. Lucier and Leslie V. Norwalk for election to the Board of Directors as “Class I” Directors to fill such seats.

Each of Ms. Norwalk and Mr. Lucier has indicated that they are willing and able to serve as a Director. If any of the Board’s nominees declines to serve or becomes unavailable for any reason, or, if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominee as the Company’s designated proxy holders may designate.

The two (2) Board nominees for election as a “Class I” Directors receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. However, if the number of votes “FOR” any of the two (2) nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his or her resignation as a director and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such Director’s resignation. Stockholders do not have cumulative voting rights in the election of Directors.

NOMINEES

Pursuant to duly authorized action under our Restated Bylaws, the authorized number of members of the Board has been set as follows: until the Annual Meeting, at nine (9); immediately following the Annual Meeting (until otherwise set per action pursuant to our Restated Bylaws, if any), at eight (8). The following individuals have been nominated for election to the Board or will continue to serve on the Board after the Annual Meeting (as respectively noted):

Gregory T. Lucier

Gregory T. Lucier, has served as a member of our Board since December 2013. Mr. Lucier has over 20 years of executive management experience and served as Chairman of the Board and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, until their acquisition by Thermo Fisher Scientific Inc. in February 2014. Previously, he served as Chief Executive Officer of Invitrogen Corporation from May 2003 until Invitrogen Corporation and Applied Biosystems merged to form Life Technologies in November 2008. Prior to joining Invitrogen Corporation, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and President of GE-Harris Railway Electronics. He currently serves on the board of RainTree Oncology Services, CareFusion, Synthetic Genomics, Rady Children’s Hospital and is board chairman for Sanford-Burnham Medical Research Institute. Mr. Lucier received a Bachelor of Science Degree with high distinction in Industrial Engineering from Pennsylvania State University and a Master of Business Administration degree from Harvard Graduate School of Business Administration. Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to regulatory, clinical research and other operational areas in our industry.

Leslie V. Norwalk

Leslie Norwalk is Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She serves as an advisor to three private equity firms: Warburg Pincus, Ferrer Freeman & Company, and Enhanced Equity Fund, and sits on the boards of directors of Sound Physicians, Guardian Healthcare Group, Volcano Corporation, Sante Pediatric Rehabilitation, IkaSystems, MTS Medication Technologies, InHealth, Press Ganey, and the International Advisory Board of APCO Worldwide.

Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. CMS has the second-largest budget outlay of the Federal Government, directly responsible for $1 out of every $3 spent on healthcare in the United States. The organization insures nearly a third of the population of the United States (more than 95 million beneficiaries) including the elderly, disabled, and some of the lowest income individuals in the country. CMS processes over one billion claims each year and contracts with approximately one million providers.

Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative.

Ms. Norwalk, a native of Dayton, OH, earned a juris doctor degree from the George Mason University School of Law, where she was a Dean’s Scholar and an editor of the George Mason Law Review. She earned a bachelor’s degree, cum laude, in economics and international relations from Wellesley College.

The “Class I” Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the two (2) Board of Director-nominated nominees receiving the highest number of “FOR” votes will be elected. However, if the number of votes “FOR” any of the nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such Director’s resignation. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the election of Directors. Stockholders do not have cumulative voting rights in the election of Directors.

THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

GREGORY T. LUCIER AND LESLIE V. NORWALK AS A “CLASS I” DIRECTOR.

GOVERNANCE

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of March 18, 2014 (the Record Date for our Annual Meeting), is set forth below.

		Committee Memberships
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Term Expires on Annual Meeting held in the Year	Director Class
Alexis V. Lukianov	58				2016	III
Jack R. Blair	71		C		2016	III
Peter C. Farrell, Ph.D., AM	71			C	2015	II
Lesley H. Howe	69	C	X		2015	II
Robert J. Hunt*	64	X		X	2014	I
Peter M. Leddy, Ph.D.	50		X		2016	III
Gregory T. Lucier	49	X		X	2014	I
Eileen M. More, CFA	67	X		X	2015	II
Richard W. Treharne, Ph.D.*	63		X	X	2014	I

                    C = Chair                     X = Member             * = retiring immediately following our Annual Meeting

CONTINUING DIRECTORS

Alexis V. Lukianov

Alexis V. Lukianov has served as our Chief Executive Officer and a director since July 1999 and as Chairman of our Board of Directors since February 2004. He also served as our President from July 1999 until December 2004. Committed to the company’s ultimate goal of improving the lives of patients from all walks of life, Mr. Lukianov founded the NuVasive Spine Foundation™ (NSF), a not-for-profit organization committed to changing lives by bringing world-class surgeons and innovative spine surgery to disadvantaged communities across the globe. He also currently serves as the NSF Chairman. With more than 30 years of experience in the orthopaedic industry and nearly 25 years in senior management, Mr. Lukianov is widely recognized as an industry leader who is actively engaged in the national dialogue on healthcare reform, meeting regularly with state and federal policymakers to discuss patient advocacy and other industry related topics. Prior to joining NuVasive, he was a founder, and served as Chairman and Chief Executive Officer, of BackCare Group, Inc. Mr. Lukianov also held executive positions with Medtronic Sofamor Danek, including President of U.S. Additionally, he directed a business unit at Smith & Nephew Orthopaedics and managed an orthopaedic joint venture between Stryker Corporation and Meadox Medical. Among several of his board of director positions, Mr. Lukianov currently serves on the executive committee and board of Volcano Corporation. He also serves as the Chairman and founder of the Patriarch Tikhon Russian-American Music Institute (PaTRAM), and on the board of trustees of St. Katherine College. Prior to 2013, he served on the boards and the executive committees of BIOCOM including Chairman, Medical Device Manufacturers Association (MDMA), and the California Health Care Institute (CHI), as well as other medical device company boards. Mr. Lukianov attended Rutgers University and served in the U.S. Navy.

Jack R. Blair

Jack R. Blair has served as a member of our Board since August 2001. During his 18-year career with Smith & Nephew plc ending in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations. He held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO, Inc., an orthopaedic medical device company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles. Mr. Blair’s service with prior companies has provided him with valuable international and operational experience, and together with his extensive knowledge of the medical device industry, he brings extensive management and board of director experience to our Board.

Peter M. Leddy, Ph.D.

Peter M. Leddy, Ph.D., has served as a member of our Board since July 2011. Dr. Leddy has extensive knowledge and experience in human resources management with over 15 years in senior management positions. From July 2005 to February 2014, Dr. Leddy served as Chief Human Resources Officer at Life Technologies Corporation, a global life sciences company with over $4 billion in revenue and over 10,000 employees that was acquired by Thermo Fisher Scientific. From 2000 to 2005, Dr. Leddy held several senior management positions with Dell Incorporated, where he was responsible for leading global talent and human resources in the Americas, overseeing 7,500 employees. From 1999 to 2000, Dr. Leddy served as the Executive Vice President for Human Resources at Promus Hotel Corporation, and from 1989 to 1999, he held a variety of executive and human resource positions at PepsiCo, Inc. Dr. Leddy received his B.A. in Psychology from Creighton University and his M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology. Dr. Leddy’s extensive knowledge in evolving human resource practices and executive compensation provides valuable insight and guidance to our Board.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM, has served as a member of our Board since January 2005. Dr. Farrell is founding Chairman of ResMed, Inc. a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, and has been a director and chairman of the board since its inception in June 1989. He served as Chief Executive Officer of ResMed from 1990 to 2007 and again from February 2011 until March 2013. From March 2013 through December 2013, Dr. Farrell served as executive chairman of ResMed, and, in January 2014, he became non-executive chairman. Dr. Farrell serves as a director of California Healthcare Institute. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, Inc., provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to May 2007, he served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. Mr. Howe had a 30-year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG for three years. Mr. Howe currently serves on the board of directors of Jamba, Inc., the leading retailer of quality blended fruit beverages; and Volcano Corporation, a developer of products that aid in the diagnosis and treatment of vascular and structural heart disease. He previously served on the board and was chair of the Audit Committee of DJ Orthopedics Inc. from 2002 through 2008. Mr. Howe received a B.S. in business administration from the University of Arkansas. Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

Eileen M. More, CFA

Eileen M. More, CFA, has served as a member of our Board since June 2007. Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, for over 20 years. Ms. More founded Oak Partner’s healthcare investment practice, and was also an active investor in information technology, with early stage investments in dozens of successful healthcare and technology companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer. Ms. More retired from Oak in 2002. She currently serves on the board of directors of Optherion, Inc., a privately held company, and formerly served on the board of directors of KBL Healthcare Acquisition Corp. III, a public corporation. Ms. More was formerly the Chairman Emeritus of the Connecticut Venture Group and a board member of the University of Connecticut Research and Development Corporation. Ms. More attended the University of Bridgeport and has been awarded a Chartered Financial Analyst (CFA) charter. Ms. More’s investment and leadership experience in the healthcare industry provides relevant experience in strategic areas, as well as in-depth knowledge of the healthcare industry, providing valuable insight and guidance to our Board for matters such as, among others, corporate strategy and risk management.

There are no family relationships among any of the Company’s Directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS, NOMINATIONS

AND CORPORATE GOVERNANCE

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee), and should be submitted in the time frame described in the Bylaws of the Company and under the question, “How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2014 annual meeting of stockholders occurring in 2015?” above.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2014 Annual Meeting.  Gregory T. Lucier was elected to the Board to fill a newly created vacancy upon the recommendation of the Nominating Committee in December 2013 and has not been previously elected by our stockholders. Leslie V. Norwalk was identified and recommended for election by our Nominating Committee, which is comprised of non-employee directors, and has been unanimously nominated by our Board to serve as a Director.

CORPORATE GOVERNANCE

The Board met four (4) times during fiscal 2013 and action was taken via unanimous written consent once. The Audit Committee met seven (7) times. The Compensation Committee of the Board of Directors (the “Compensation Committee”) met nine (9) times and frequently met in executive session and action was taken via unanimous written consent four (4) times. The Nominating Committee met four (4) times and took action by unanimous written consent once. Each member of the Board attended 75% or more of the Board meetings during fiscal 2013 that were held during the period for which he or she was a Director (if any). Each member of the Board who served on the Audit, Compensation or Nominating Committees attended at least 75% of the respective committee meetings during fiscal 2013 that were held during the period for which they he or she was a committee members.

Board Independence

The Board has determined that the following directors are “independent” under current NASDAQ listing standards:

Jack R. Blair Robert J. Hunt* Eileen M. More, CFA	Peter C. Farrell, Ph.D., AM Peter M. Leddy, Ph.D. Richard W. Treharne, Ph.D.*	Lesley H. Howe Gregory T. Lucier

* = retiring following our Annual Meeting

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company.

Board Leadership Structure

The position of Chairman of the Board and CEO of the Company has been combined and, in 2012, the Company appointed a lead independent director. The Board believes that Mr. Lukianov’s service as both

Chairman and CEO, is in the best interest of the Company and its stockholders. Mr. Lukianov possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines does not establish this approach as a policy.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

In 2012, the Board selected one independent director to serve a two (2)-year term as the Lead Independent Director for all meetings of the non-management directors held in executive session in order to further balance the power amongst the Board. The Lead Independent Director is also responsible for presiding at all meetings of the Board in the absence of or at the request of the Chairman; serving as liaison between the Chairman and the other independent directors, and calling meetings of the independent directors as needed or appropriate. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. Peter C. Farrell, Ph.D., AM currently serves as the Lead Independent Director.

Each of the directors other than Mr. Lukianov is independent and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, as well as the Company’s corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws). The Nominating Committee oversees the risks associated with the Company’s overall governance and its succession planning process to understand that the Company has a slate of future candidates that are qualified for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO and Chairman of the Board, is able to promote open communication between management and directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee.    The Audit Committee currently consists of Lesley H. Howe (Chair), Robert J. Hunt, Gregory T. Lucier, and Eileen M. More, CFA. Following the Annual Meeting, the Audit Committee will consider nominating a replacement for Mr. Hunt, who is not standing for re-election and retiring from our Board at such time. The Board has determined that all members of the Audit Committee are independent directors under the NASDAQ listing standards and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.    The Compensation Committee currently consists of Jack R. Blair (Chair), Lesley H. Howe, Peter Leddy, Ph.D., and Richard W. Treharne. Following the Annual Meeting, the Compensation Committee will consider nominating a replacement for Mr. Treharne, who is not standing for re-election and retiring from our Board at such time. The Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and CEO, our Presidents, our Executive Vice President and Chief Financial Officer and each of our other senior executive officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other senior executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other senior executive officers are not present during this process.

In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.    The Nominating Committee currently consists of Peter C. Farrell (Chair), Robert J. Hunt, Gregory T. Lucier, Eileen M. More, CFA, and Richard W. Treharne. Effective upon the conclusion of the Annual Meeting and subject to her successful election to the Board of Directors, the Board has unanimously elected Leslie V. Norwalk to the Nominating Committee to fill one (1) of the Committee seats being departed with Messrs. Hunt and Treharne not standing for re-election and retiring immediately following the Annual Meeting. The Board has determined that all of the members of the Nominating Committee are independent directors under the NASDAQ listing standards. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating and Governance Committees, as well as the charter of the Lead Independent Director are available to the public at the Company’s website at www.nuvasive.com.

CODE OF ETHICAL BUSINESS CONDUCT

The Company has adopted a code of ethical business conduct that applies to all officers, employees and directors, including its principal executive officer, principal financial officer and controller. This Code of Ethical Business Conduct is posted on the Company’s website at www.nuvasive.com.

Amendments to or waivers of our Code of Ethical Business Conduct granted to any of our directors or executive officers will be published promptly on our web site.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of March 18, 2014:

Name	Age	Position
Alexis V. Lukianov	58	Chairman of the Board and Chief Executive Officer
Keith C. Valentine	46	President and Chief Operating Officer
Patrick Miles	48	President, Global Products and Services
Michael J. Lambert	52	Executive Vice President and Chief Financial Officer
Jason M. Hannon	42	Executive Vice President, Corporate Development, General Counsel and Secretary
Matthew W. Link	39	Executive Vice President, U.S. Sales
Russell A. Powers	44	Executive Vice President, International
Michael E. Paolucci	54	Executive Vice President, Global Human Resources

Alexis V. Lukianov has served as our Chief Executive Officer since July 1999 and as Chairman of our Board since February 2004. His biography is contained in the section of this Proxy Statement entitled “Nominees and Continuing Directors”.

Keith C. Valentine has served as our President and Chief Operating Officer since January 2007. Between December 2004 and January 2007, he served as our President, and between January 2002 and December 2004, he served as our Executive Vice President. Prior to that, he served as our Sr. Vice President of Marketing and Development. With over 20 years of experience in the orthopaedic industry, Mr. Valentine has served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was later acquired by Smith & Nephew plc, and served in various capacities at Medtronic Sofamor Danek during his eight (8) years with the company, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine currently serves as a director of California Healthcare Institute. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Patrick Miles has served as our President, Global Products and Services since October 2011. Prior to that, he served as our President, Americas from January 2010 to October 2011, as our Executive Vice President of Product Marketing and Development from January 2007 to December 2009, as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has over 20 years of experience in the orthopaedic industry. Mr. Miles has also served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, as well as serving in several positions with Smith & Nephew plc. Mr. Miles received a B.S. in Finance from Mercer University.

Michael J. Lambert has served as our Executive Vice President and Chief Financial Officer since November 2009. From October 2007 until May 2009, Mr. Lambert held the position of Executive Vice President and Chief Financial Officer at Advanced Medical Optics, Inc. (AMO), which was a publicly traded company, until its acquisition in 2009 by Abbott Laboratories. AMO was a global leader in making medical devices for the eye. Prior to that, Mr. Lambert held the position of Senior Vice President and Chief Financial Officer during his three (3) years with Quest Software, Inc., a publicly traded company specializing in systems management software products. Mr. Lambert’s prior work experience includes the following: Executive Vice President, Finance and Chief Financial Officer at Quantum Corporation, a publicly traded company focused on data storage, recovery and archiving; Senior Vice President and Chief Financial Officer at NerveWire Inc., a privately held B2B internet services firm; and various positions at Lucent Technologies, International Business Machines, Marakon Associates and Data General Corporation. Mr. Lambert received a B.S. in Business Administration from Stonehill College and an M.B.A. from Harvard Graduate School of Business Administration.

Jason M. Hannon has served as our Executive Vice President of Corporate Development, General Counsel and Secretary since January 2010. Prior to that, Mr. Hannon served as our Senior Vice President of Corporate Development, General Counsel and Secretary from January 2009 to December 2009, as our Senior Vice President, General Counsel, and Secretary from January 2007 to December 2008, and as our Vice President of Legal Affairs and Secretary from June 2005 to January 2007. Prior to joining NuVasive, Mr. Hannon practiced corporate and transactional law at the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements, and corporate governance matters. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon received a B.A. degree from the University of California, Berkeley and a J.D. from Stanford Law School.

Matthew W. Link has served as our Executive Vice President, U.S. Sales since January 2013. Prior to that, Mr. Link served as our Senior Vice President of Sales, East from January 2012 to December 2012, as our Area Vice President, South from April 2010 to December 2012 and as our Sales Director, Atlantic from January 2008 to March 2010. Mr. Link joined NuVasive as our Area Business Manager for Virginia and Tennessee in May 2006. Prior to joining NuVasive, Mr. Link worked for DePuy as a sales representative from July 2002 to March 2004 in their orthopaedics division and as a territory manager in their spine division from March 2004 to May 2006. Mr. Link received a B.S. in Education from the University of Virginia.

Russell A. Powers has served as our Executive Vice President, International since October 2012. Prior to that, Mr. Powers served as our Senior Vice President, Operations from April 2012 to October 2012 and our Senior Vice President, Spinal & Biologics from April 2010 through April 2012. Mr. Powers served in various capacities at Medtronic Sofamor Danek during his thirteen years with the company, most recently as Vice President, US Sales Operations from May 2009 to April 2010 and as Vice President, International from May 2003 to April 2009. Mr. Powers began his career in orthopaedics with Smith & Nephew as a member of the Trauma Marketing team. Mr. Powers received a B.B.A. from the University of Memphis.

Michael E. Paolucci has served as our Executive Vice President, Global Human Resources since February 2014. Prior to that, Mr. Paolucci served as the Vice President of Global Compensation, Benefits and Human Resource Information Systems at Life Technologies Corporation, a global life sciences company with over $4 billion in revenue that was acquired by Thermo Fisher Scientific. Prior to Life Technologies, Mr. Paolucci served as Vice President in various human resources capacities at Hewlett-Packard and EDS Corporation from 2000 to 2009, and, most recently was the Human Resources leader for Hewlett Packard’s services business unit. Mr. Paolucci was also a partner at Towers Perrin prior to joining EDS. He received his Bachelor’s degree in Business Administration from Ohio State University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 18, 2014 (the Record Date for our Annual Meeting) (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company (including retiring directors), (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer, and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 46,525,344 shares of our common stock being outstanding as of March 18, 2014.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)
Principal Stockholders
BlackRock, Inc. (3)	4,863,463	10.45
40 East 52nd Street
New York, NY 10022
Capital Research Global Investors (4)	3,590,522	7.72
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group (5)	2,876,505	6.18
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Executive Officers
Alexis V. Lukianov (6)	2,149,038	4.43
Jack R. Blair (7)	114,990	*
Peter C. Farrell, Ph.D., AM (8)	50,794	*
Lesley H. Howe (9)	46,000	*
Robert J. Hunt (10)	84,500	*
Peter M. Leddy, Ph.D. (11)	672	*
Gregory T. Lucier (12)	0	0
Eileen M. More (13)	58,000	*
Richard W. Treharne, Ph.D. (14)	61,000	*
Keith C. Valentine (15)	1,022,429	2.15
Patrick S. Miles (16)	648,566	1.38
Michael J. Lambert (17)	84,791	*
Matthew W. Link (18)	62,004	*
All Directors and Executive Officers as a group (16 persons) (19)	4,891,154	9.64

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, company records and filings with the SEC. In cases of holders who are not directors, director nominees and/or Named Executive Officers, public filings (and, consequently, ownership reflected here) often reflect holdings as of a date prior to March 18, 2014 (i.e., December 31, 2013). Percentage of beneficial ownership is, in all cases, based on the number of shares of the Company’s Common Stock outstanding as of March 18, 2014. The information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within sixty (60) days from March 18, 2014 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)

Based solely upon Amendment No. 5 to a Schedule 13G filed on January 10, 2014, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting and sole dispositive power with respect to 4,863,463 shares.

(4)

Based solely upon Amendment No. 4 to a Schedule 13G filed on February 12, 2014, by Capital Research Global Investors (“CRGI”). According to the Schedule 13G, CRGI has sole voting and sole dispositive power with respect to 3,590,522 shares.

(5)

Based solely upon Amendment No. 2 to a Schedule 13G filed on February 12, 2014 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 2,876,505 shares, and has sole voting power with respect to 65,329 shares, sole dispositive power with respect to 2,813,768 shares, and shared dispositive power with respect to 62,737 shares.

(6)	Includes 1,950,000 shares subject to options exercisable within sixty (60) days of March 18, 2014.

(7)

Includes 59,000 shares subject to options exercisable within sixty (60) days of March 18, 2014. Excludes 6,263 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years after the date of grant.

(8)

Includes 44,000 shares subject to options exercisable within sixty (60) days of March 18, 2014. Excludes 6,263 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the entire issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years after the date of grant.

(9)

Includes 41,000 shares subject to options exercisable within sixty (60) days of March 18, 2014. Excludes 6,263 restricted stock units that have vested or will within sixty (60) days of March 18, 2014, of which the entire issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three years after the date of grant.

(10)

Includes 50,000 shares subject to options exercisable within sixty (60) days of March 18, 2014. Excludes 6,263 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the entire issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years after the date of grant.

(11)

Excludes 14,930 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years after the date of grant.

(12)

Excludes 1,416 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years from May 24, 2014.

(13)

Includes 42,000 shares subject to options exercisable within sixty (60) days of March 18, 2014. Excludes 6,263 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years after the date of grant.

(14)

Includes 54,000 shares subject to options exercisable within sixty (60) days of March 18, 2014. Excludes 6,263 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the issuance has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred for three (3) years after the date of grant.

(15)	Includes 930,944 shares subject to options exercisable within sixty (60) days of March 18, 2014.

(16)	Includes 601,865 shares subject to options exercisable within sixty (60) days of March 18, 2014.

(17)	Includes 20,000 shares subject to options exercisable within sixty (60) days of March 18, 2014.

(18)	Includes 30,917 shares subject to options exercisable within sixty (60) days of March 18, 2014.

(19)

Shares held by persons who were “Executive Officers” as of March 18, 2014 are included here. Includes 4,235,809 shares subject to options exercisable within sixty (60) days of March 18, 2014 and excludes 53,924 restricted stock units that have vested or will vest within sixty (60) days of March 18, 2014, of which the issuance has, at the respective recipients’ election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred as set forth in footnotes (7) through (14) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2013, such SEC filing requirements were satisfied.

COMPENSATION DISCUSSION AND ANALYSIS

2013 Company Operating Performance Highlights

In 2013, our Company executed on its goals of taking market share in the U.S and significantly growing outside the U.S by driving adoption of our unique surgical products and procedures. Utilizing our experience and over a decade of product and technology growth that translated into strong competitive positioning, Management successfully executed its plan to reduce operating costs, prioritize spending on revenue-generating activities, and exceeded 2013 revenue targets by posting full year 2013 total revenue of $685 million; up 10.5% from the 2012 fiscal year. We also exceeded our profitability targets and closed the full year with a 14.9% non-GAAP operating margin. A reconciliation of certain non-GAAP financial measures (including non-GAAP operating margin) is provided in Appendix 1 to this Proxy Statement. In addition, we realized total shareholder return (“TSR”) during 2013 of 109%, a result only achieved by those in the 100th percentile of the S&P 500. Additionally, we were in the 100th percentile of Peer Group (described below) for such time period. Furthermore, from December 31, 2012 through March 18, 2014 (the Record Date for our Annual Meeting), we realized a TSR of 155% (which would put us in the 99th percentile of the S&P 500 and places us in the 92nd percentile of our Peer Group for such time period).

The graphs below illustrate our revenue, market share growth and TSR percentage for our fiscal years ending December 31, 2012 and 2013.

(1)	Data obtained from Barclays U.S. Medical Supplies & Devices, December 2, 2013. Fiscal year 2013 data reflects then-current estimates.

Additional significant achievements in 2013 include:

•

Continued to lead the industry in ensuring that minimally invasive spine procedures for lumbar spine fusion are firmly the practice standard by developing and launching game-changing new solutions like Bendini, XLIF-ACR, and the Decade Lateral Plate, contributing to the Company increasing its market-share to 8.6% (compared to 7.9% in 2012).

•

Penetrated the traditional spine market with innovative techniques and products designed to achieve better patient outcomes, like MAS-PLIF, MaXcess-C, and PreceptTM, a posterior fixation solution that has become the fastest growing product in NuVasive’s history.

•

Increased international revenue approximately 34% compared to 2012 and expanded the company’s global footprint; including opening a new office in Tokyo, Japan and strengthened our leadership team and hired key experienced talent in high opportunity markets.

•

Received regulatory Shonin approval to offer our XLIF® surgical technique, in addition to our comprehensive portfolio of spine solutions to patients and surgeons in Japan. We generated approximately $8 million of revenue in our inaugural year in Japan, and trained sixty-eight (68) Japanese surgeons, laying the groundwork for continued solid momentum in the world’s second largest spine market.

•

Demonstrated progress against our commitment to improve operating profitability by generating a non-GAAP operating margin in line with 2012 in spite of considerable cost headwinds, including the newly imposed medical device tax and an incremental royalty expense.

•

Made an initial investment in direct, in-house manufacturing through the acquisition of our main spinal implant supplier (ANC, LLC), enabling enhanced scalability, a reduced cost of goods sold, and more rapid product development capabilities.

For more information about our business and operating performance in 2013, please see “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Executive Summary

Compensation Overview

Company executives realized compensation in 2013 that was closely tied to the operating performance and total shareholder return (TSR). Incentive compensation for executives continues to be aligned with driving sustained, long-term increase in shareholder value. Incentive design changes were also made during 2013 in response to feedback from shareholders during 2012 and early 2013. Specifically, the Compensation Committee of the Board of Directors revised NEO compensation packages to include:

•	a high portion of total direct compensation being in the form of performance-based incentive and variable compensation; and

•	aggressive performance goals for performance-based incentive compensation tied to company goals and stockholder returns.

With these changes in place, our Company performed exceedingly well, with record revenues, solid profitability, and a TSR of 109%.

To ensure sustained Company performance, the Compensation Committee further revised the 2014 NEO compensation packages to include additional incentive design changes aligned with feedback received from shareholders during 2013 and early 2014, including:

•	extending the TSR performance metric for performance-based equity awards to a two (2)-year measurement;

•	adding a revenue metric for performance-based equity awards; and

•	decreasing the maximum performance multiplier for performance-based equity awards from 350% to 250%.

Committee Overview

The Compensation Committee is composed of the following four Board members: Jack R. Blair, who serves as the Chairperson, Lesley H. Howe, Peter M. Leddy, Ph.D. and Richard W. Treharne, Ph.D. The members of the Compensation Committee are non-employee directors as defined under Rule 16b-3 of the Exchange Act, independent directors as defined under the NASDAQ rules, and outside directors within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and applicable regulations.

The Compensation Committee’s primary responsibility is to develop high-level policies, strategy and guidance related to the Company’s executive compensation, benefits, and succession planning. As part of its duties and responsibilities, the Compensation Committee oversees and approves all aspects of the executive compensation programs for the Company’s Section 16 officers (the “executive officers”), including the following Named Executive Officers (also referred to hereafter as “NEOs”):

•	Alexis V. Lukianov — Chairman of the Board and Chief Executive Officer

•	Keith C. Valentine — President and Chief Operating Officer

•	Patrick S. Miles — President, Global Products and Services

•	Michael J. Lambert — Executive Vice President and Chief Financial Officer

•	Matthew W. Link — Executive Vice President U.S. Sales

For a more detailed description of the Compensation Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which can be found in the Investor Relations section of our website at http://phx.corporate-ir.net/phoenix.zhtml?c=176872&p=irol-govhighlights.

This Compensation Discussion and Analysis provides information about the objectives and practices underlying the Company’s compensation philosophy and the components of its compensation programs for NEOs. We also make statements in this Compensation Discussion and Analysis regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The Compensation Committee annually reviews all elements of NEO total compensation, which include (i) base salary; (ii) annual cash incentives; (iii) equity-incentive awards; and (iv) other benefits. The Compensation Committee establishes the performance metrics and goals to be measured for the current year’s cash incentive plan and performance-based equity awards, as well as affirms the degree to which the prior year’s goals were achieved to yield incentive payouts. This process occurs during the first calendar quarter of each year.

The Compensation Committee believes that – in order to deliver value to the Company’s stockholders – it is imperative that the Company attract, motivate, and retain key executive talent by providing competitive compensation packages. In addition, the Compensation Committee has chosen compensation components designed to ensure that a significant portion of our NEOs’ targeted compensation should be earned based upon Company performance, returns delivered to stockholders and individual performance relative to specific goals and objectives.

Results of the 2013 Say-On-Pay Vote and Stockholder Engagement

At the 2013 Annual Meeting, 75% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal, which represents a forty-three (43) percentage-point improvement over the prior year’s vote results. The Compensation Committee believes this approval validates the best-practice executive compensation program changes that were implemented in 2012 and 2013 after considering input from major stockholders and the Compensation Committee’s independent compensation consultant, Towers Watson. We value the views of our stockholders, and we will continue to consider their feedback when making compensation decisions and designing executive compensation programs for our NEOs.

In 2012 and 2013 the Company actively increased its stockholder outreach. Stockholders provided feedback to management on a variety of topics ranging from the annual and long-term incentive plan designs, overall compensation levels of the NEOs, and overarching philosophies regarding executive compensation decision making and governance. Partly based on this stockholder feedback, the Compensation Committee made several changes during 2012 and 2013 to our executive compensation program, including implementing the following pay practices:

•	delivered a high portion of NEOs’ total direct compensation in performance-based incentive and variable compensation;

•	set aggressive performance goals for performance-based incentive compensation;

•	linked the majority of realizable pay to company performance;

•	linked the long-term performance-based equity awards to company goals and stockholder returns;

•	adopted a clawback policy in 2012; and

•	adopted stock ownership guidelines in 2012.

Each of these changes is described in further detail below.

Furthermore, as a result of the feedback stockholders provided the Compensation Committee in 2012 and early 2013, the Compensation Committee instructed management to continue discussions with stockholders in the second half of 2013. The purpose of these discussions was to review additional changes stockholders believe would continue to increase the alignment of executive and stockholder interests, and answer stockholder questions regarding the Company’s executive compensation practices and philosophies. After reviewing this stockholder feedback, the Compensation Committee decided to make additional changes in the manner in which the Company provides equity incentives to its NEOs. These provisions are reflected in the 2014 Long Term Incentive Program (the “2014 LTI Program”). Specifically, the performance criteria for half (1/2) of the equity awards granted under the 2014 LTI Program is now based on the Company’s two (2)-year TSR and total revenue growth, each as measured over the two (2)-year period commencing on January 1, 2014, with any vesting thereof occurring over a three (3)-year period. The Compensation Committee believes that this will advance the alignment of stockholder returns with the compensation granted to our NEOs beyond the approach taken in the 2013 Long Term Incentive Program (in which the sole performance criterion for the performance-based equity awards was the Company’s TSR during the single fiscal year), furthering the notion so successfully applied last year (where our TSR was 109%).

Executive Compensation Philosophy and Objectives for Good Practices

The Compensation Committee endeavors to maintain best practices with respect to the Company’s executive compensation programs and the following policies help ensure that executive compensation is aligned with long-term stockholder interests:

•       High Portion of NEOs’ Total Direct Compensation Delivered in Performance-Based Incentive and Variable Compensation — Annual incentive and long-term performance-based compensation comprises approximately half (1/2) of our NEOs’ total direct compensation at target levels, and, when the Company performs well, annual incentive and long-term performance-based compensation make-up a significant portion of our NEOs’ total compensation. For example, in 2013, 73% of our NEO’s total realized compensation was in the form of realized annual incentive and long-term performance-based compensation (based on equity awards valued as of February 1, 2014 (the first vesting date under the plan)).

•      Majority of Realizable Pay Tied to Company Performance — The Compensation Committee aims to reward our NEOs with a total direct compensation package that strongly incentivizes our NEOs to increase Company performance. In order to accomplish this objective, the Compensation Committee awards the vast majority of our NEOs total direct compensation at target levels in the form of variable incentive compensation. For 2013, 85% of our CEO’s and 75%, on average, of our remaining NEOs’ annual and long-term compensation opportunities at target levels were variable, the realizable value of which moves in step with the Company’s performance and stockholder returns.

•      Aggressive Performance Goals for Performance-Based Incentive Compensation — The Compensation Committee believes in setting Company-wide performance goals at very aggressive targets to incentivize our NEOs to strive for results beyond expectations. For example, our 2013 Executive Performance Bonus Plan had a revenue target of $680 million while our initial 2013 announced target revenue guidance was $655 million.

•      Long-Term Performance-Based Equity Awards Strongly Tied to Company Goals and Stockholder Returns — With the introduction of performance-based restricted stock units (“PRSUs”) in tandem with time-based restricted stock units (“RSUs”) in 2012, the realizable value of our equity-based awards is strongly aligned with stockholder returns. For 2013, half (1/2) of our NEOs’ equity grant was in the form of PRSUs while the other half (1/2) was in RSUs. In addition, the sole performance criterion for the PRSUs awarded in 2013 was the Company’s TSR during the fiscal year 2013. Further to the illustrations above, this alignment resulted in a direct and effective correlation between the Company’s stock performance and executive compensation. 70% of our CEO’s, and 64%, on average, of our remaining NEOs’, actual 2013 total compensation was achieved in performance-based equity awards (measured as of February 1, 2014, the first vesting date under the plan). The Compensation Committee determined that utilizing TSR was in our stockholders’ best interest as this metric closely aligns NEO compensation with the interests of stockholders. This practice was first implemented in 2013; which turned-out to be the Company’s strongest year for profits, revenues and TSR. Accordingly, for 2014, the Compensation Committee determined to maintain a 50% allocation between PRSUs and RSUs for our NEOs. In order to keep a directive for TSR growth and do so on a longer-term, the performance criteria for the PRSUs awarded in 2014 are based on the Company’s two (2)-year TSR and total revenue growth, each as measured over the fiscal years 2014 and 2015. The Compensation Committee added the revenue metric to the performance goals in 2014 because the Company is largely valued on its ability to grow revenue and this measure is a good proxy for creation of stockholder value. The Compensation Committee believes that the longer performance period and the addition of a revenue growth component for PRSUs granted in 2014 further aligns the realizable value of equity-based awards with both pre-determined Company goals and long-term stockholder returns and continues to enable the Company to attract, motivate, and retain key executive talent.

•       Clawback Policy.  The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation in the event of a material restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement; however, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Compensation Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

•       Stock Ownership Guidelines.  All of our non-employee directors, our CEO and individuals holding a position of Vice President or higher are subject to stock ownership guidelines. Per our Corporate Governance Guidelines, which include the stock ownership guidelines, our CEO is required to hold a number of shares of the Company’s common stock with a value equal to three times (3x) the CEO’s base salary. All other individuals holding a position of Vice President or higher are required to hold a number of shares of the Company’s common stock with a value equal to such shareowner’s (our employees) base salary. Non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Each such shareowner, including the CEO and other executive officers, and non-employee directors, is required to achieve this ownership guideline within five years of being designated to the respective position. Any person who was already an officer or non-employee director on the date the stock ownership guidelines were adopted is required to achieve this ownership guideline by January 4, 2017.

The Compensation Committee believes the policies listed above enhance the performance orientation of our executive compensation programs.

2013 & 2014 Pay Decisions

During 2013 and early 2014, the Compensation Committee established 2014 base salaries, determined 2013 annual performance-based payouts, and granted 2013 and 2014 equity awards. More detailed discussions can be found in “Determining Executive Compensation.”

Base salary — The CEO was not given a salary increase for 2013 or 2014. For 2013, our NEOs also did not receive salary increases. For 2014, certain of our NEOs received salary increases based on the Compensation Committee’s consideration of increased levels of responsibility, competitive pay dynamics and contribution to the Company. In general, increases to base salaries have been limited in an effort to create an emphasis on Company performance in our executive compensation programs.

Annual performance-based cash awards for 2013 — Based on our achievement of non-GAAP earnings per share (“EPS”), revenues, non-GAAP operating margin percentage and individual performance goals, the Company paid cash bonuses under our 2013 Executive Performance Bonus Plan (as further described below) at approximately 117%, on average, of our NEOs respective target award levels. The bonus amounts reflect the Company’s strong performance in 2013 as both revenue and non-GAAP operating margin figures exceeded aggressive 2013 targets.

Equity awards for 2013 and 2014 —The 2013 equity-based incentive awards granted to our NEOs were comprised of half (1/2) RSUs and half (1/2) PRSUs. The sole performance criterion for the PRSUs awarded in 2013 was the Company’s TSR for 2013. In order to achieve 100% of the target amount of 2013 PRSUs, our NEOs needed to lead the Company to deliver a 10% TSR; which represented the three (3)-year weighted average of the NASDAQ yearly return. The PRSU awards also contained a linear formula modifier that served to increase or decrease the number of shares that vest award depending on how the Company performed against that 10% TSR target. The following table illustrates examples of how the linear formula multiplier (which included a reducing factor) was designed in March 2013 by the Compensation Committee:

If the Company delivered a TSR return of	Then the following % of the PRSU target would be achieved
<0% (a negative TSR)	0%, meaning no PRSUs would be granted and half of the NEO’s performance-based equity award would not be earned
0% (a flat TSR)	10%
4%	46%
8%	82%
10% (Target)	100%
15%	150%, meaning 1.5X the number of shares represented by the target PRSUs could become vested and settled
20%	200%
30%	250%
40%	275%
50%	300%
>50%	350%

The Company delivered a TSR in 2013 of 109%, placing it at the 100th percentile of our Peer Group and reflecting performance approximately 3.2x better than the NASDAQ return for such year.    As a result, our NEOs were granted their 2013 PRSUs at the maximum level under our 2013 Long Term Incentive Program (as further described below in the section titled “Equity Awards under the 2013 Long Term Incentive Plan”), 350% of target. Also, per the plan, the PRSUs have an extended vesting period; half (1/2) vested upon determination of their achievement (in February of 2014) and the other half (1/2) will vest on February 1, 2015.

For 2014, the performance criteria that will drive determination of the number of PRSUs actually awarded will be based on the Company’s two (2)-year performance in the following categories: (i) TSR, and (ii) total revenue growth, each as measured over the two (2)-year performance period spanning fiscal years 2014 and 2015. Any achieved 2014 PRSUs will vest in equal installments over a two (2)-year period immediately after the performance period in fixed annual installments, with the date of the first installment depending upon when the Compensation Committee confirms performance under the plan (no sooner than January 2016).

Compensation Philosophy

Over the past three (3) years, NuVasive has grown its total revenue from $541 million in 2011 to $685 million in 2013, an increase of approximately 27%. Over the same period, we have increased our market share from approximately 7.2% in 2011 to 8.6% in 2013, a position increase of 19.4%. This success continues to make our NEOs highly valuable to many of our competitors, further making their retention a key priority. Furthermore, most of our competitors in the spine industry are divisions of much larger companies, which creates a highly competitive market for compensating executive talent. Additionally, our company must making sure NEO compensation remains an ongoing motivation for delivering strong performance results and optimizing stockholder returns. For these reasons, the Compensation Committee believes NEO compensation should be set at highly competitive levels to retain a valuable team. By setting highly competitive pay levels, we are also able to attract the necessary talent to maintain the strength of our current team and to keep pushing our leadership team forward, to effectively manage the Company.

As summarized further below, the Compensation Committee also expects the NEOs to consistently attain above-market Company performance and create long-term value for our stockholders. To reinforce this expectation, the Compensation Committee designs compensation programs to motivate our key executives and align pay with the Company’s overall business goals and stockholder interests. The Compensation Committee achieves this by establishing annual and long-term performance-based compensation opportunities that (i) make-up approximately half (~1/2) of our NEOs’, and well above half (>1/2) of our CEO’s, total direct compensation opportunity at target-levels (i.e., base salary, target annual incentive, target long-term incentives), and (ii) are only earned upon the Company’s achievement of financial performance at or above its financial targets. Accordingly, a significant majority of each of our NEO’s salaries are resultantly performance-based when performance metrics are exceeded. The graph below is intended to illustrate the mix between our performance-based compensation and our guaranteed compensation for our CEO and our other NEOs at beginning-of-the-year target levels for cash and equity awards under our 2013 Executive Performance Bonus Plan and 2013 Long Term Incentive Plan. As illustrated below, for 2013, half (1/2) of our CEO’s, and 48%, as averaged, of our remaining NEOs’ target-level compensation was performance-based.

Commitment to Pay-for-Performance. The Compensation Committee sets a significant portion of total direct compensation in the form of (i) variable, performance-based cash and performance-based equity incentives that are designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals, and (ii) additional equity-based long-term incentives, the realizable value of which moves in step with the Company’s stockholder returns. The graph below illustrates the amount of our CEO and NEO compensation, of which the realizable value is directly determined by Company performance as well as our stockholder returns.

Alignment Between Compensation And Performance

As summarized in the chart below, our compensation philosophy creates a direct correlation between the Company’s stock price and the CEO’s compensation. The bars in the chart represent the CEO’s compensation (base salary, bonus payouts, grant date fair-value of equity grants at target levels, and all other compensation as reported in the Summary Compensation Table) over the last five (5) fiscal years. The line graph represents the Company’s year-end stock price. This analysis demonstrates the strong correlation between CEO compensation and stock price.

To ensure continued alignment with performance, the Compensation Committee seeks to reward high performance through the following annual incentives and long-term incentives:

•      Performance-Based Cash Incentives — The Compensation Committee has established Company-wide performance goals for annual cash bonuses, which provide for cash payments upon attainment of target levels of EPS, revenue and non-GAAP operating margin percentage. We rely on the objective measurements of revenue and non-GAAP operating margin percentage as we view revenue as our best indicator of sales activity and growth, and non-GAAP operating margin percentage as a measure of our overall financial performance. We have goals to continually improve our profitability, and our non-GAAP operating margin percentage is the primary metric we use to set goals and track performance. The Compensation Committee believes in setting the Company-wide performance goals at aggressive targets to incentivize our NEOs to strive for results beyond expectations. For example, our 2013 Executive Performance Bonus Plan had a revenue target of $680 million (which represented 9.7% revenue growth over 2012), while our publicly announced 2013 target revenue guidance at the time the goal was set was $655 million.

•      Long-Term Incentives — as described above, in order to strengthen retention and the linkage to pay-for-performance, the Compensation Committee adopted the 2013 Long Term Incentive Program which subjects half (1/2) of our NEOs’ 2013 annual equity grants under our 2004 Amended and Restated Equity Incentive Plan (the “2004 EIP” (also referred to below as the “Prior Plan”)) to performance requirements which determine the ultimate size of the grant (if any, in the case of PRSUs). For 2013, the sole performance criterion with respect to half (1/2) of our NEOs’ annual equity grant (roughly 30% of their target annual compensation) was the Company’s TSR for 2013, directly linking compensation to stockholder returns. For 2014, the performance criteria that will drive determination of half (1/2) of our NEO’s annual equity grant (roughly 30% of their target annual compensation) are the Company’s two (2)-year TSR and total revenue growth (given the strong attention in the market on the Company’s ability to grow revenue), each as measured over the two (2)-year performance period spanning fiscal years 2014 and 2015.

Benchmarking

The Compensation Committee makes decisions with respect to each element of compensation and then reviews the total compensation resulting from those decisions to determine whether the resulting compensation package is consistent with the compensation policies, is aligned with Company performance, and is competitive.

While benchmarking is one of the elements it considers, the Compensation Committee does not solely rely upon a stated benchmarking percentile in relation to a specific peer group when setting executive compensation levels; it instead considers diversified sources of data and other factors in making individual pay decisions. This practice allows the Compensation Committee increased flexibility in determining the suitability of overall compensation (as opposed to being locked into a particular data set).

Executive Compensation Process

Role of the Compensation Committee — The Compensation Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for the NEOs. The Compensation Committee seeks advice from its independent compensation consultant, Towers Watson, to assess executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive. Additionally, the Compensation Committee takes into account the guidance encouraged by our stockholder base that results from our stockholder outreach exercise noted above.

Role of Management — The CEO and other NEOs evaluate the performance of our various officers who directly or indirectly report to them. The CEO also evaluates the performance of the other NEOs and makes recommendations to the Compensation Committee with respect to salary adjustments, annual incentive payouts and annual equity awards. The Compensation Committee makes all compensation decisions and may exercise its discretion in making decisions that may or may not reflect the CEO’s recommendations. Additionally, our NEOs take into consideration the feedback they (excluding the CEO) receive from stockholder outreach exercises when informing the CEO’s recommendations.

Role of Consultant — Towers Watson, an independent compensation consultant, reports directly to the Compensation Committee and provides advice on program design, performs data and information analyses, and keeps the Compensation Committee apprised of changing trends and regulatory requirements in the executive pay arena. Towers Watson’s independence is affirmed and maintained by adherence to its executive compensation consulting protocols, which include procedures designed to prevent conflicts of interest. The engagement of Towers Watson did not raise any conflicts of interest. Towers Watson reported directly to the Compensation Committee and representatives from Towers Watson attended Compensation Committee meetings during fiscal 2013. The Company’s sole engagement of Towers Watson during fiscal 2013 was work directly in support of the Compensation Committee’s responsibilities as summarized herein.

Setting Executive Compensation

Executive Pay Peer Group Referenced for 2013 and 2014 (as established in 2012) — In November 2012, the Compensation Committee performed an overall assessment of our 2012 peer group by closely reviewing the peer groups listed by ISS Corporate Services as well as Glass Lewis. In addition, the Compensation Committee reviewed those companies who listed NuVasive in their peer group. As a result of this review, the Compensation Committee adjusted the 2013 peer group as set forth below. For fiscal 2014, the Compensation Committee retained the services of Towers Watson to perform an overall assessment of our total direct executive compensation programs, to provide feedback on the proposed 2014 compensation plans, and to independently review the 2013 peer group. Based on the analysis and recommendation of Towers Watson (including to disregard anomalies that surfaced in the peer group in 2013 which would have driven large upward changes in compensation for 2014 is given weight by our Company), the Compensation Committee determined that the companies comprising the 2013 peer group were appropriately selected and no changes were made to the group that would be used for 2014. The peer companies used for each of 2013 and 2014 are listed below (our “Peer Group”):

• Globus Medical	• ResMed	• AngioDynamics

• Masimo	• Wright Medical	• Thoratec

• Integra LifeSciences	• Illumina	• Orthofix

• Volcano Corporation	• Intuitive Surgical	• CONMED

• Greatbatch	• ArthroCare Corporation

Additional Published Survey Sources — As explained earlier in this Compensation Discussion and Analysis, the Compensation Committee no longer relies upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon several varied sources of data and other factors in making individual pay decisions. In order to supplement market data gathered from publicly disclosed filings of our specific peer group, the Compensation Committee also considers market information from published surveys listed below.

Publisher	Survey Name	Industry Covered
Towers Watson	Compensation Data Bank	General Industry
Radford	Global Technology Survey	High Technology / Medical Devices
Mercer	Executive Compensation Survey	General Industry

These surveys are relevant as they are industry-based surveys representing the diverse nature of our talent markets.

Determining Executive Compensation

The Compensation Committee refers to competitive market pay-related data and considers other factors in making decisions about NEOs’ pay. The Compensation Committee also relies on other pay assessment analyses, such as our pay-for-performance assessments. A pay-for-performance assessment evaluates the degree to which realizable pay is aligned with corporate performance. The assessment compares our NEOs’ realizable/actual pay and corporate performance versus those of peer group companies over recent single- and multi-year performance periods. This assessment helps the Compensation Committee monitor its pay-for-performance commitment by periodically testing our degree of pay and performance alignment.

Over the last two (2) years, the Compensation Committee requested that Towers Watson perform a pay-for-performance assessment to determine both the one (1)- and three (3)-year realizable total direct compensation (“TDC”) for our CEO and other NEOs. The data from the most recent assessment shows that the one-year realizable TDC for our CEO was strongly aligned with performance and the three-year realizable TDC for our CEO was moderately aligned with performance. Although the assessment for our other NEOs determined that realizable pay was not aligned over a three (3)-year period, the one (1)-year realizable pay was strongly aligned with Company performance when compared to our peer group. Realizable TDC is defined as aggregate salary + aggregate actual bonuses paid + realizable gains of long-term incentive awards granted during the relevant periods. Realizable gains of long term incentive awards would include in-the-money gains of stock options, the value of full-value shares, and value of earned performance shares for cycles beginning and ending in the relevant periods. The area between the gray lines in the charts below represent where pay and performance demonstrate alignment.

For purposes of the pay-for-performance assessment, the Company’s performance ranking is measured on the basis of sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighted equally. Additional peers may have been excluded if complete data for such peers was not available.

Determining 2013 CEO Compensation

In addition to evaluating competitive market pay and realizable pay data, the Compensation Committee also evaluates the CEO on the achievement of his individualized goals and objectives. For 2013, these goals and objectives were determined in conjunction with the Board in late 2012 and were established primarily as a result of the Company’s operating plan for 2013, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. The CEO’s goals and objectives also became the basis for determining the goals and objectives of his direct reports, which ensured consistency throughout the entire organization. The CEO reviewed his actual performance with the Board periodically during the year, and formally at the January 2014 Compensation Committee meeting. Subsequently, the Board gathered feedback from each of the CEO’s direct reports and compiled a report based on the information gathered. The Compensation Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, feedback from stockholder outreach, the pay-for-performance assessment, and the external competitive market data to make its compensation decisions.

Determining 2013 NEO Compensation

For our remaining NEOs, our CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. In determining 2013 compensation for our remaining NEOs, the Compensation Committee also reviewed the realizable pay for each NEO as provided by Towers Watson in connection with the pay-for-performance assessment.

Components of Our Executive Compensation Programs

The key components of compensation for the NEOs consist principally of base salary, performance-based cash bonuses, and long-term compensation in the form of performance-based and time-based equity awards. Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing annual incentives to reward annual performance against our specific goals and providing long-term compensation to maximize the creation of long-term value for our stockholders. The Compensation Committee reviews each of these elements, as described in more detail below, and makes annual decisions with respect to them. The Compensation Committee then reviews the total compensation resulting from those decisions to determine whether the Compensation Committee believes the resulting total package is consistent with the Compensation Committee’s policies.

In addition to the above, our NEOs are eligible for other benefits and perquisites, as discussed below under “Perquisites and Other Benefits”. Our NEOs are also eligible to participate in “Shareowner” (our employees) benefit programs generally offered to our other Shareowners (such as our 401(k) plan and Employee Stock Purchase Plan). Our Compensation Committee believes that, by allocating compensation among these elements, our overall executive compensation appropriately balances risk and the desire to focus our NEOs on specific short-term and long-term goals and objectives important to our overall success. The Compensation Committee does not favor providing NEOs with perquisites or other benefits not available to our other salaried Shareowners. We do not provide any tax gross-ups to our NEOs.

Base Salary

Base salary levels for our NEOs recognize the experience, skills, knowledge and responsibilities required of each officer. Each year, base salary is evaluated against those of our peer group, general competitive practices, and an internal assessment of the NEOs’ performance, both individually and relative to other officers. For our newly hired executive officers, the Compensation Committee considers competitive factors in the spine industry, and, more broadly, the compensation of the individual at his or her prior employer, and other competitive hiring factors.

The Compensation Committee reviews each NEO’s salary once a year and may adjust each NEO’s salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Compensation Committee does not apply specific formulae to determine increases or decreases. If adjustments are made, generally, they are effective January 1st of each year.

For 2013, the Compensation Committee maintained base salaries for our CEO and other NEOs at the same levels as 2012 without any increases.

In establishing the 2014 base salaries, the Compensation Committee maintained base salaries for our CEO and other NEOs at the same levels as 2013, except for our President, Global Products and Services, Mr. Patrick S. Miles, and our Executive Vice President U.S. Sales, Mr. Matthew W. Link. Mr. Miles, received a 5% increase in base salary, and Mr. Link received a 7% increase in base salary, in each case, to reflect performance, increased responsibility, and competitive pay dynamics. These increases were effective January 1, 2014.

Performance-Based Cash Compensation

The cash incentive elements of our compensation plans is intended to provide a direct financial incentive in the form of a cash bonus based on the achievement of specifically defined performance measures, including both Company-specific measures and individual performance measures. The overall bonus pool is funded respective to the Company meeting its non-GAAP EPS goal, with adjustments to the bonus pool based on the objective measurements of revenue (as revenue is our best indicator of growth in the applicable measurement period(s)), and non-GAAP operating margin percentage (as a measure of our overall financial performance in the applicable measurement period(s)).

Performance-Based Cash Compensation under the 2013 Executive Performance Bonus Plan

In March 2013, the Compensation Committee approved the terms of the 2013 Executive Performance Bonus Plan (the “2013 Bonus Plan”), applicable to our NEOs. Cash awards granted under the 2013 Bonus Plan were granted under our 2004 EIP. Under our 2013 Bonus Plan, our NEOs were eligible to receive a cash bonus amount as a percentage of their respective base salaries (the “2013 NEO Cash Bonuses”).

Under the 2013 Bonus Plan, a pool of bonus dollars was to be funded for the 2013 NEO Cash Bonuses, provided the Company achieved its non-GAAP EPS (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target (the “2013 EPS Target”). Such dollar amounts and targets are summarized below, along with a summary of the linear formula designed by the Compensation Committee to determine the actual 2013 NEO Cash Bonuses in a manner tying such awards to the primary Company goal of maintaining and expanding profitability.

Each NEO’s target 2013 NEO Cash Bonus amounts and the maximum potential bonuses achieved for 2013 are set forth below:

Name, Position	2013 Target Bonus (Percentage of base salary)	2013 Target Cash Bonus Amount	2013 Maximum Bonus Amount (1)
Alexis V. Lukianov, Chairman and Chief Executive Officer	100%	$900,000	$2,025,000
Keith C. Valentine, President and Chief Operating Officer	90%	$495,000	$1,113,750
Patrick S. Miles, President, Global Products and Services	90%	$468,000	$1,053,000
Michael J. Lambert, Executive Vice President, Chief Financial Officer	70%	$337,750	$759,938
Matthew W. Link, Executive Vice President U.S. Sales	90%	$337,500	$759,375

(1)

Represents the 2013 “Maximum Bonus Amount” per the terms of the 2013 Bonus Plan, equal to 225% of each individual’s Target Bonus Amount which could have been achieved if all metrics were met at the high end. These metrics and the actual 2013 NEO Cash Bonus payouts are summarized below.

Summary of the Cash Bonus Component of the 2013 Bonus Plan

The cash bonus portion of the 2013 Bonus Plan operated as follows:

•       Step One “Funding” — The Company exceeded the 2013 EPS Target by achieving a non-GAAP EPS of $1.23, which resulted in the 2013 NEO Cash Bonus pool funding at the maximum level of 225% of each NEOs’ respective 2013 Target Bonus Amount (as illustrated above). Had the Company’s non-GAAP EPS been below $0.75, no 2013 NEO Cash Bonuses would have been funded. For clarity, not all “funded” dollars were ultimately achieved.

•      Step Two “Measurement” — The plan had a 50/50 weighting on 2013 Company revenue and non-GAAP operating margin percentage performance results, with a $680 million revenue goal and a 14.1% operating margin goal (post-bonus). The revenue metric of the awards was designed to increase the 2013 NEO Cash Bonus modifier by 11% for every 1% above the revenue goal and decrease by 9% for every 1% below the $680 million target (the variance being explained due to the strong overall performance reflected in the goal; it being above the target revenue set for the Company for the year). The operating margin metric of the 2013 Bonus Plan was designed to increase or decrease the 2013 NEO Cash Bonus modifier by 3% for every 0.1% increase or decrease, respectively, in the Company’s actual operating margin for the fiscal year 2013 respective to the target operating margin of 14.1% (post-bonus). The table below illustrates an application of these metrics to the Company’s 2013 performance, with the result being that the weighted payout with respect to Company performance was 117% of the NEOs’ Target Cash Bonus Amount.

Metric	Weighting (1)	Target Goal	Performance Goals (2)				Performance Payout (2)			Weighted Payout
			Threshold	Maximum	Actual Result	Actual %	Threshold	Maximum	Actual
Revenue	50%	$680M	92.5%	106.0%	$685M	100.7%	33%	166%	108%	117%
Op-Margin % (3)	50%	14.1%	92.9%	109.9%	14.9%	105.7%	68%	145%	126%

(1)	Percentage application on cash award component of 2013 NEO Cash Bonus.
(2)	Achievements between threshold and maximum are based on a linear interpolation.
(3)	Non-GAAP Operating Margin Percentage, which is calculated based upon post-bonus funding and excludes the Medtronic royalty accrual.

•       Step Three “Adjustments” — After Company-performance-based award levels were determined, the Compensation Committee then applied an individual performance modifier, which could range from -100% to +50%, based on the Compensation Committee’s evaluation of individual performance goals that were also established near the beginning of the fiscal year. This adjustment could not, however, result in a higher bonus than the Maximum Bonus Amount that was earned through achievement of the overall 2013 EPS Target. As a result, any adjustment results in the exercise of negative discretion by the Compensation Committee.

The adjustment tool provides the CEO (with respect to other NEOs only) and the Compensation Committee with a means for differentiating performance between the Company’s NEOs and for further considering the quality of the Company’s financial performance (and their contributions to success in that regard). After full evaluation of the individual performance component for each NEO, the Compensation Committee determined that each NEO continued to perform at a high level in 2013 when compared against the executive’s individual performance goals. The Compensation Committee also determined that strong operational performance of Mr. Lukianov and Mr. Miles had resulted in significant revenue and profitability growth as well as the achievement of multiple strategic initiatives and, as a result, a portion of the positive bonus adjustment available with respect to achievement of individual performance goals was made to each of Messrs. Lukianov and Miles.

The actual bonus amounts paid to our NEOs compared to their potential bonus based upon the achievement of the Company-performance and individual-performance goals are set forth in the table below.

Name, Position	2013 Target Cash Bonus Amount	2013 Corporate Performance- Based Cash Bonus Amount (1)	2013 Maximum Potential Cash Bonus (2)	2013 Actual Cash Bonus
Alexis V. Lukianov, Chairman and Chief Executive Officer	$ 900,000	$1,053,000	$1,579,500	$1,125,000
Keith C. Valentine, President and Chief Operating Officer	$ 495,000	$579,150	$868,725	$544,500
Patrick S. Miles, President, Global Products and Services	$ 468,000	$547,560	$821,340	$561,600
Michael J. Lambert, Executive Vice President and Chief Financial Officer	$ 337,750	$395,168	$592,752	$371,910
Matthew W. Link, Executive Vice President U.S. Sales	$ 337,500	$394,875	$592,313	$378,000

(1)	Corporate Performance-Based Cash Bonus for each NEO = (Target Bonus Amount x Weighted Corporate Performance Payout of 117%).
(2)	Maximum Potential Bonus for each NEO = (Target Bonus Amount x Weighted Corporate Performance Payout of 117%) x (Individual Performance Modifier of 1.5).

Long-Term Incentive Compensation

The Compensation Committee believes that by providing executives who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more closely aligned. The long-term incentive equity awards enable our NEOs and other shareowners to participate in the long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry-based. Furthermore, the award assists with retention to the extent the award is subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of long-term incentive equity awards, the Compensation Committee considers a combination of Company performance, individual performance, an analysis of competitive pay practices, and an evaluation of the sufficiency of the unvested equity awards held by NEOs. It is the Compensation Committee’s policy to provide significant levels of equity compensation to the Company’s NEOs as the Compensation Committee feels it is crucial to the Company’s long-term growth prospects to retain the Company’s current executive management team. The Company has granted RSUs to its shareowners since the beginning of 2009. Prior to 2012, the predominant form of equity compensation for our NEOs was stock options; however, the Compensation Committee introduced RSUs as a component of the equity compensation package for executives in 2010 and granted both options and RSUs to our NEOs in 2011. In 2012, 2013 and 2014 the Compensation Committee granted equity awards to our NEOs exclusively in the form of RSUs and PRSUs.

Equity Awards under the 2013 Long Term Incentive Plan

To continue to align equity awards with stockholder interests, the Compensation Committee adopted the 2013 Long Term Incentive Program (the “2013 LTI Program”) in March 2013 under which the Compensation Committee granted awards to NEOs in the form of half (1/2) time-based RSUs and half (1/2) PRSUs. The equity grant was determined as a dollar amount and then converted to a number of RSUs and PRSUs based upon the closing stock price on the date of grant. Equity awards granted under the 2013 LTI Program were granted under the 2004 EIP.

Target PRSU and RSU grant amounts under the 2013 LTI Program for NEOs were established as follows:

Name, Position	2013 RSU Grant		2013 PRSU Grant
	Total RSUs (1)	$ Value (2)	Target PRSUs (1)	$ Value (2)
Alexis V. Lukianov, Chairman and Chief Executive Officer	106,042	$2,040,250	106,042	$2,040,250
Keith C. Valentine, President and Chief Operating Officer	33,914	$652,500	33,914	$652,500
Patrick S. Miles, President, Global Products and Services	27,495	$529,000	27,495	$529,000
Michael J. Lambert, Executive Vice President, Chief Financial Officer	25,520	$491,000	25,520	$491,000
Matthew W. Link, Executive Vice President U.S. Sales	19,906	$383,000	19,906	$383,000

(1)	The number for RSUs and PRSUs was determined by dividing the dollar value by the closing stock price on the date of grant, March 1, 2013, of $19.24 per share.
(2)	“$ Value” reflected is at the time of grant, using the respective $19.24 per share price.

The 2013 LTI Program provided that the RSUs and PRSUs each accounted for half (1/2) of our NEOs’ 2013 equity award assuming the performance metric was achieved at the targeted level. The metric for determination of the number of shares actually earned pursuant to the PRSU awards was based upon the Company’s TSR, measured as the change in the Company’s stock price between December 31, 2012 and December 31, 2013, with the latter price being measured as the fifteen (15) trading-day trailing average of our stock price as of December 31, 2013. The target TSR was the three (3)-year weighted average of the NASDAQ Global Select Market, or 10%.

The total number of shares available for settlement with respect to each PRSU awarded under the 2013 LTI Program ranged from 0% to 350% of the target amount of PRSUs, with the actual number being determined by comparing the Company’s actual TSR to the target. Achievement of a Company TSR in excess of 50% for 2013 would have resulted in 350% of the target amount of PRSUs being awarded. Conversely, no PRSUs would have been awarded in the event the Company’s TSR was below 0%.

Because our TSR was 109% and significantly exceeded the target established by the Compensation Committee (the three (3)-year weighted average TSR of the NASDAQ Global Select Market),

the maximum number of shares available under the PRSUs (350% of the target amount) were earned by our NEOs (subject to some additional time-based vesting as set forth below). Pursuant to the 2013 LTI Program, once the number of shares applicable to the PRSUs was determined as described above, one-half of such shares vested on February 1, 2014, and the remaining one-half (1/2) will vest on February 1, 2015, subject to the NEOs’ continuous employment through such vesting dates.

Time-based RSUs awarded to ours NEOs in 2013 vest as follows: one-third (1/3) of the RSUs vested on February 1, 2014 and the remaining two-thirds (2/3) will vest equally on February 1, 2015 and 2016, subject to the NEOs’ continuous service through each of the vesting date. RSUs represent the right to receive one (1) share for each RSU.

Shares earned under both PRSUs and RSUs are generally settled in the calendar year in which they become vested. The shares earned pursuant to the PRSUs based on the achievement of the Company-performance goals compared to the target levels for such PRSUs are set forth in the table below:

Name, Position	2013 Target PRSUs	2013 Earned PRSUs
Alexis V. Lukianov, Chairman and Chief Executive Officer	106,042	371,147
Keith C. Valentine, President and Chief Operating Officer	33,914	118,699
Patrick S. Miles, President, Global Products and Services	27,495	96,232
Michael J. Lambert, Executive Vice President and Chief Financial Officer	25,520	89,320
Matthew W. Link, Executive Vice President U.S. Sales	19,906	69,671

Perquisites and Other Benefits

The Compensation Committee does not favor providing NEOs with perquisites or other benefits not available to our salaried shareowners. Our NEOs currently participate in our benefit plans on the same terms as our other shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our salaried shareowners. We do not provide any tax gross-ups to executives.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We do not contribute a matching contribution to the participant’s compensation that has been contributed to the plan. We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Historically, our NEOs have participated in our Employee Stock Purchase Plan, which participation is available to all of our shareowners, pursuant through which they purchase shares of our common stock at a discount to market prices (but within Internal Revenue Code Section 423 limits). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2013, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Severance/Termination Protection

In connection with certain corporate transactions or a change in control of the Company, our equity awards are subject to accelerated vesting under certain circumstances. We have also entered into an employment agreement with our CEO and severance plans with our other NEOs that provide for severance compensation to be paid if the executives are terminated under certain conditions without cause as defined in the arrangements.

Information regarding applicable payments under the employment agreement or our severance plan, as applicable, for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

Tax and Accounting Considerations/Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally limits the deductibility of certain non “performance-based” compensation in excess of $1,000,000 paid in any one (1) year to the CEO and the three (3) NEOs, included above, other than the Company’s Chief Financial Officer. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) as a factor in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals of the Company which is intended to better enable the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that are intended to qualify as “performance-based” compensation under Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders. In addition to the foregoing, the Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and programs. While factors in the decision making process, neither Section 162(m), nor accounting consequences, compels any particular decision.

A Look Ahead – Awards Under the 2014 Executive Performance Bonus Plan

Performance-Based Cash Compensation under the 2014 Executive Performance Bonus Plan

For 2014, our NEOs will be eligible to receive a cash bonus under our Executive Performance Bonus Program (the “2014 Bonus Plan”). Cash awards granted under the 2014 Bonus Plan are established under our 2004 EIP.

The 2014 Bonus Plan will operate as follows:

•       Step One “Funding” — A pool of bonus dollars will be funded, provided we achieve our non-GAAP EPS (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target (the “2014 EPS Target”). Upon achieving our 2014 EPS Target, the bonus pool will be funded at the maximum cash bonus for each NEO at 225% of their respective 2014 Target Bonus, which are summarized below (the “2014 Maximum Bonus Amount”). For clarity, full “funding” of the plan does not mean that each of the NEOs has or will achieve the maximum potential 2014 cash bonus. The Compensation Committee only has the ability to exercise negative discretion in reducing the 2014 Maximum Bonus Amount for each NEO based upon achievement of both Company and individual performance goals.

•       Step Two “Measurement” — Provided that the 2014 EPS Target is met, Company performance is then measured based on pre-determined goals for revenue and non-GAAP operating margin percentage. The goals are set to be above the targets set in the 2014 operating budget, as approved by the Board in January 2014. Under the terms of the 2014 Bonus Plan, our CEO is eligible for a target bonus amount equal to 100% of his 2014 base salary, our Presidents are eligible for target bonus amounts equal to 90% of their respective 2014 base salaries paid, and our remaining NEOs are eligible for target bonus amounts equal to 70% of their respective 2014 base salaries (collectively, the “2014 Target Bonus”).

At 100% achievement of the revenue goal, half (1/2) of the 2014 Target Bonus will be awarded. The revenue portion of the 2014 Target Bonus increases by 11% for every 1% above the revenue goal and decreases by 9% for every 1% below the revenue goal (the variance being explained due to the Compensation Committee having again established a bonus target revenue above that set for the Company for the year). At 100% achievement of the non-GAAP operating margin percentage goal, half (1/2) of the 2014 Target Bonus will be awarded. The non-GAAP operating margin percentage portion of the 2014 Target Bonus increases or decreases by 5.5% for every 1% above the goal, and below the goal, respectively. The bonus awards are prorated for goal achievement between 92.5% – 106.0% for the revenue goal and between 93.8% – 107.5% for the non-GAAP operating margin percentage goal on a linear interpolation. A summary of the performance metrics is set forth in the table below.

Metric	Weighting (1)	2014 Performance Range as % of Target Goal (2)		2014 Bonus Opportunity Range as % of Target Bonus (2)
		Threshold	Maximum	Threshold	Maximum
Revenue	50%	92.5%	106.0%	33%	166%
Non-GAAP Operating Margin Percentage	50%	93.8%	107.5%	66%	141%

(1)	Percentage application on cash award component of 2014 NEO Cash Bonus.
(2)	Achievements between threshold and maximum are based on a linear interpolation.

•       Step Three “Adjustments” — After Company-performance-based award levels have been determined, the Compensation Committee can then apply an individual performance modifier, which can range from -100% to +50%, based on the Compensation Committee’s evaluation of individual performance goals that were also established near the beginning of the fiscal year 2014. This potential individual adjustment provides the Compensation Committee with a tool for differentiating performance between the NEOs and for considering the quality of financial performance. This adjustment cannot, however, result in a higher bonus then 225% of the 2014 Target Bonus pool that is established through achievement of the overall 2014 EPS Target. As a result, any adjustment results in the negative exercise of discretion by the Compensation Committee.

Equity Awards under the 2014 Long Term Incentive Program

In January 2014, the Compensation Committee adopted the 2014 LTI Program under which the Company granted both RSUs and PRSUs to our NEOs in February 2014, in accordance with the terms of the 2004 EIP. The RSU and target PRSU grant totals were established as follows:

Name, Position	2014 RSU Grant		2014 PRSU Grant
	Total RSUs (1)	$ Value (2)	Target PRSUs (1)	$ Value (2)
Alexis V. Lukianov, Chairman and Chief Executive Officer	56,067	$2,040,250	56,066	$2,040,250
Keith C. Valentine, President and Chief Operating Officer	17,931	$652,500	17,931	$652,500
Patrick S. Miles, President, Global Products and Services	15,911	$579,000	15,911	$579,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	13,493	$491,000	13,493	$491,000
Matthew W. Link, Executive Vice President U.S. Sales	12,367	$450,000	12,366	$450,000

(1)	The number for RSUs and PRSUs was determined by dividing the dollar value by the closing stock price on the date of grant, February 19, 2014, of $36.39 per share.
(2)	“$ Value” reflected is at the time of grant, using the respective $36.39 per share price.

The 2014 LTI Program provides that the RSUs and PRSUs each account for half (1/2) of our NEOs’ 2014 equity award assuming the performance metrics are achieved at the targeted level.

The performance criteria for the 2014 PRSUs are the Company’s two (2)-year TSR and total revenue growth, each as measured over the two (2)-year performance period spanning 2014 and 2015. Each performance metric is also weighted equally and determined independently.

The Company’s two (2)-year TSR is measured as the change in the Company’s stock price between the opening stock price for 2014 and December 31, 2015, with the latter price being measured as the fifteen (15) trading-day trailing average of our stock price as of December 31, 2015. The target TSR is the median TSR of the companies comprising the Dow Jones Medical Devices Index. Achievement of a Company two (2)-year TSR in excess of the 90th percentile of the index will result in shares equal to 250% of the target amount of PRSUs being awarded for this goal. Conversely, no shares would be awarded if the Company’s two (2)-year TSR is below the 30th percentile of the index; provided, however, that, if the Company’s TSR during the two (2)-year performance period is more than 5%, then, notwithstanding the Company’s percentile ranking, the minimum PRSU multiplier will be 25%.

Revenue growth performance is measured as total revenue growth against the target revenue growth as determined by the Board, measured over the two (2)-year performance period spanning fiscal years 2014 and 2015. Achievement of 185.7% of the target revenue growth goal would result in shares equal to 250% of the target amount of PRSUs being awarded for this goal. Conversely, no shares would be awarded upon achievement of less than 28.6% of the target revenue growth goal.

The number of shares achieved with respect to the NEOs’ PRSUs will be determined in or around January 2016, upon determination of the Company’s two (2)-year TSR and total revenue growth over the two (2)-fiscal year performance period as compared to the respective targets. Once the number of shares determined pursuant to the formulae and the target PRSUs is determined, half (1/2) of any such shares will vest on a date shortly after the date of such determination, as determined by the Board, and the remaining half (1/2) will vest on the one (1) year anniversary of such date, subject to the NEOs’ continuous employment through each of the vesting dates.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Jack R. Blair (Chairperson)

Lesley H. Howe

Peter M. Leddy, Ph.D.

Richard W. Treharne, Ph.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2013, the Compensation Committee consisted of Jack R. Blair (Chairperson), Lesley H. Howe, Peter M. Leddy, Ph.D. and Richard W. Treharne, Ph.D., all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

PROPOSAL 2 — APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING

THE 2013 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) requires that we provide our stockholders with the opportunity to cast a non-binding advisory vote on the endorsement of executive compensation for our Named Executive Officers through a non-binding advisory resolution such as:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers named in the Summary Compensation Table, as described in the Company’s 2014 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, narrative disclosures and related footnotes describing Named Executive Officer compensation.”

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent that will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed to ensure that a significant portion of pay should be variable or “at risk” and to link the realized value of compensation with company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based long-term incentives, further driving the link between stockholder value and executive rewards.

•

We consistently monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation and Organizational Development Committee of the Board (the Compensation Committee) values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions for our Named Executive Officers. The Board and Compensation Committee however, retains the obligation and reserves the right to determine the executive compensation that is in the best interest of the Company and its stockholders irrespective of whether the stockholders approve the compensation for our Named Executive Officers.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for approval of the non-binding advisory vote on the compensation of the Company’s Named Executive Officers. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the non-binding vote on this matter.

The Board recommends that stockholders vote “FOR” approval of, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, which disclosure includes the “Executive Compensation Discussion and Analysis”, the compensation tables, narrative disclosures, and related footnotes describing Named Executive Officer compensation.

THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON AN

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2013, 2012 and 2011, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and Principal Position	Year	Salary ($)	Stock Awards (1),(2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
Alexis V. Lukianov	2013	900,000	4,080,496	—	1,125,000	9,789	6,115,285
Chairman and CEO	2012	900,000	4,080,485	—	720,000	2,100	5,702,585
	2011	900,000	887,324	3,708,646	650,000	2,400	6,148,371

Keith C. Valentine	2013	550,000	1,305,011	—	544,500	7,047	2,406,558
President and Chief	2012	550,000	1,263,598	—	400,000	2,100	2,215,698
Operating Officer	2011	525,000	445,399	1,859,741	350,000	2,400	3,182,540

Patrick S. Miles	2013	520,000	1,058,008	—	561,600	9,376	2,148,984
President, Global	2012	520,000	1,125,887	—	375,000	2,100	2,022,987
Products and Services	2011	473,000	277,274	1,475,811	300,000	2,400	2,528,485

Michael J. Lambert	2013	482,500	982,010	—	371,910	7,385	1,843,805
Executive Vice	2012	482,500	978,903	—	275,000	2,100	1,738,503
President and CFO (4)	2011	473,000	1,331,000	—	250,000	83,653	2,137,653

Matthew W. Link	2013	375,000	1,691,376	—	378,000	59,593	2,503,969
Executive Vice	2012	331,247	282,700	—	375,000	—	988,487
President, U.S. Sales (5)	2011	300,000	332,750	148,653	100,000	—	881,403

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The Company estimates the fair value of stock options using a Black-Scholes option-pricing model on the date of grant. The fair value of RSUs granted in 2013, 2012 and 2011 is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 3, 2014.

(2)

The grant date fair value for the performance-based restricted stock units granted in 2013 under the 2013 Long Term Incentive Program is reported at target levels multiplied by the closing stock price on the date of grant, March 1, 2013, of $19.24 per share. As compared to the summary of PRSU and RSU target grant amounts under the 2013 LTI Program for NEOs provided in the Compensation Discussion and Analysis above, the amounts listed here will reflect remedial variances from such target amounts due to the inability to grant fractional share amounts.

(3)

Except as otherwise provided in footnote (5) below, all Other Compensation in 2013 includes perquisites valued at less than $10,000 and NuVasive-paid premiums of $600 for group-term life insurance and $1,500 for payment of executive health physical exams. All Other Compensation in 2012 includes NuVasive-paid premiums of $600 for group-term life insurance and $1,500 for payment of executive health physical exams. All Other Compensation in 2011 includes NuVasive-paid premiums of $900 for group-term life insurance and $1,500 for payment of executive health physical exams.

(4)	In addition to the items respectively noted in footnote (3), All Other Compensation for Mr. Lambert in 2011 includes a relocation payment of $80,853 and $400 for an airline club membership.

(5)

In addition to the items respectively noted in footnote (3), All Other Compensation for Mr. Link in 2013 includes a $4,000 car allowance, a relocation payment $48,940.73, and approximately $6,000 in spousal travel and meals during the year.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of restricted stock awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2013.

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)				Estimated Possible Payments Under Equity Incentive Plan Awards (5)			All Other Stock Awards: Number of Shares of Stock Units (#)	Exercise or Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards (9) ($)
Name	Threshold (2)	Target (3)	Maximum (4)	Grant Date	Threshold (6)	Target (7)	Maximum (8)
Alexis V. Lukianov	148,500	900,000	2,025,000	—	—	—	—	—	—	—
	—	—	—	3/1/13	10,604	106,042	371,147	106,042	19.24	2,040,248

Keith C. Valentine	81,675	495,000	1,113,750	—	—	—	—	—	—	—
	—	—	—	3/1/13	3,391	33,914	118,699	33,914	19.24	652,505

Patrick S. Miles	77,220	468,000	1,053,000	—	—	—	—	—	—	—
	—	—	—	3/1/13	2,750	27,495	96,232	27,495	19.24	529,004

Michael J. Lambert	55,729	337,750	759,938	—	—	—	—	—	—	—
	—	—	—	3/1/13	2,552	25,520	89,320	25,520	19.24	491,005

Matthew W. Link	55,688	337,500	759,375	—	—	—	—	—	—	—
	—	—	—	1/1/13	—	—	—	51,746	16.03	829,488
	—	—	—	3/1/13	1,991	19,906	69,671	19,906	19.24	382,991
	—	—	—	7/1/13	—	—	—	5,000	25.08	125,400

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus plans as described in “Performance-Based Cash Compensation” above. The amounts actually paid to our NEOs for 2013 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

(2)

The Threshold payment is based upon 92.5% achievement of the revenue goal and failing to achieve at least the 92.9% non-GAAP operating margin goal. Under this scenario, our NEOs would earn 16.5% of their respective Target payment. This Threshold amount would still be subject to a modifier of between -100% to +50% dependent upon the Compensation Committee’s subjective evaluation of each individual NEOs nonfinancial performance objectives. Company or individual performance below the Threshold amount would result in no bonus being earned.

(3)	The Target payment is set as a percentage of the NEOs’ salary as discussed under the heading “Performance-Based Cash Compensation” above.

(4)

The Maximum payment is based upon our 106% or greater achievement of the revenue goal and 109.9% of the non-GAAP operating margin percentage goal in addition to a 50% increase based upon individual achievement of nonfinancial goals, upon which our NEO would earn 225% of their respective Target payment.

(5)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive plan as described in “Long-Term Incentive Compensation” above. The number of shares actually awarded to our NEOs for 2013 are set forth under the heading “Equity Awards under the 2013 Long Term Incentive Program”.

(6)

The Threshold total is based upon no change in Company TSR for 2013 of 0% for 2013. Under this scenario, our NEOs would earn 10% of their respective Target grant of PRSUs. A Company TSR below zero would result in no PRSUs being earned.

(7)	The Target number of PRSUs was established by the Compensation Committee in March 2013, as discussed under the heading “Long-Term Incentive Compensation”.

(8)	The maximum total is based upon a Company TSR which exceeds the Dow Jones Medical Device Index by 50% for 2013. Under this scenario, our NEOs would earn 350% of their respective Target grant of PRSUs.

(9)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 3, 2014. As compared to the summary of PRSU and RSU target grant amounts under the 2013 LTI Program for NEOs provided in the Compensation Discussion and Analysis above, the amounts listed here will reflect remedial variances from such target amounts due to the inability to grant fractional share amounts.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2013.

Option Awards (1),(2)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)

Alexis V. Lukianov	12,217	—	9.50	10/20/2014	687,641	(4)	$22,231,434
	250,000	—	18.31	1/3/2016
	300,000	—	23.24	1/16/2017
	400,000	—	38.94	1/4/2018
	400,000	—	34.82	1/2/2019
	342,708	7,292	32.80	1/4/2020
	218,750	81,250	26.62	1/3/2021

Keith C. Valentine	1,334	—	9.50	10/20/2014	220,953	(5)	$7,143,410
	100,000	—	18.31	1/3/2016
	150,000	—	23.24	1/16/2017
	200,000	—	38.94	1/4/2018
	200,000	—	34.82	1/2/2019
	171,354	3,646	32.80	1/4/2020
	95,703	35,547	26.62	1/3/2021
	13,673	5,078	27.46	1/28/2021

Patrick S. Miles	15,552	—	18.31	1/3/2016	182,404	(6)	$5,897,121
	62,876	—	23.24	1/16/2017
	150,000	—	38.94	1/4/2018
	150,000	—	34.82	1/2/2019
	122,396	2,604	32.80	1/4/2020
	68,360	25,390	26.62	1/3/2021
	18,229	6,771	27.46	1/28/2021

Michael J. Lambert	20,000	—	38.01	11/9/2019	198,828	(7)	$6,428,109

Matthew W. Link	7,500	—	38.78	1/2/2018	166,948	(8)	$5,397,429
	500	—	34.82	1/2/2019
	11,458	1,042	44.24	4/1/2020
	9,115	3,385	26.62	1/3/2021

(1)

All option awards vest 25% on the one (1)-year anniversary of the grant date, with the remaining shares vesting in thirty-six (36) equal monthly installments thereafter. All option grants have a term of ten years.

(2)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

(3)	Computed by multiplying the number of vested shares underlying an RSU by $32.33, the closing market price of our common stock on December 31, 2013.

(4)

Represents (i) 16,666 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 193,176 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 106,652 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 which were satisfied, and accordingly, one-third (1/3) of the total shares subject to the award vested on March 1, 2013 and the remaining two-thirds (2/3) will vest equally on March 1, 2014 and March 1, 2015, and (iv) 371,147 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 which were satisfied, and accordingly, half (1/2) of the RSUs vested on February 1, 2014 and the remaining half (1/2) will vest on February 1, 2015.

(5)

Represents (i) 8,332 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 60,896 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 33,026 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 which were satisfied, and accordingly, one-third (1/3) of the total shares subject to the award vested on March 1, 2013 and the remaining two-thirds (2/3) will vest equally on March 1, 2014 and March 1, 2015, and (iv) 118,699 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 which were satisfied, and accordingly, half (1/2) of the RSUs vested on February 1, 2014 and the remaining half (1/2) will vest on February 1, 2015.

(6)

Represents (i) 5,208 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 51,537 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one-year anniversary of the first day of the month of grant; (iii) 29,427 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 which were satisfied, and accordingly, one-third (1/3) of the total shares subject to the award vested on March 1, 2013 and the remaining two-thirds (2/3) will vest equally on March 1, 2014 and March 1, 2015, and (iv) 96,232 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 which were satisfied, and accordingly, half (1/2) of the RSUs vested on February 1, 2014 and the remaining half (1/2) will vest on February 1, 2015.

(7)

Represents (i) 37,500 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 46,423 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one-year anniversary of the first day of the month of grant; (iii) 25,585 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 which were satisfied, and accordingly, one-third (1/3) of the total shares subject to the award vested on March 1, 2013 and the remaining two-thirds (2/3) will vest equally on March 1, 2014 and March 1, 2015, and (iv) 89,320 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 which were satisfied, and accordingly, half (1/2) of the RSUs vested on February 1, 2014 and the remaining half (1/2) will vest on February 1, 2015.

(8)

Represents (i) 77,371 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 19,906 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; and (iii) 69,671 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 which were satisfied, and accordingly, half (1/2) of the RSUs vested on February 1, 2014 and the remaining half (1/2) will vest on February 1, 2015.

2013 Option Exercises

The following table sets forth information regarding options exercised by our NEOs during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Alexis V. Lukianov	—	—	105,226	1,918,986
Keith C. Valentine	—	—	34,173	618,801
Patrick S. Miles	—	—	29,338	534,184
Michael J. Lambert	—	—	48,245	815,965
Matthew W. Link	—	—	8,999	158,740

(1)	The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2013, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Pension Benefits

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We do not contribute a matching contribution to the participant’s compensation that has been contributed to the plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Potential Payments Upon Termination or Change of Control

Potential Severance Payments Under Employment Arrangements

On January 2, 2011, we entered into an executive employment agreement (the “Agreement”) with our CEO, Alexis V. Lukianov. If Mr. Lukianov is terminated without cause, terminated by reason of death or disability or voluntarily terminates his employment for good reason (each as defined in the Agreement, collectively, “Severance Events”), he will receive a cash severance payment equal to two times (2x) both his base salary and target bonus for the year in which he is so terminated. In such event, Mr. Lukianov will also be entitled to a pro-rated cash bonus for the year of termination based on actual performance results versus the bonus plan goals (and based on the actual bonus funding under the bonus formula then in effect). The Agreement also provides for (i) twenty-four (24) months of accelerated vesting of equity awards in the case of a Severance Event, and (ii) the continuation of group healthcare benefits for a period of twenty-four (24) months after a Severance Event. Any such payments to Mr. Lukianov would be made less standard deductions and withholdings. Under no circumstances will Mr. Lukianov receive tax gross-up for any severance payments under the Agreement.

The amounts shown below assume that a hypothetical Severance Event of Mr. Lukianov occurred effective as of December 31, 2013, and, accordingly, includes amounts earned through such time and are estimates of the amounts that would be paid-out to the CEO upon termination pursuant to a Severance Event. The actual amounts to be paid-out can only be determined at the time of any Severance Event for Mr. Lukianov.

Name	Salary Payment (1)	Target Bonus Payment (2)	Pro-Rated Bonus (3)	Value of Equity Acceleration (4)	COBRA	Total
Alexis V. Lukianov	$1,800,000	$1,800,000	$1,125,000	$21,549,175	$34,616	$26,308,791

(1)	Represents twenty-four (24) months of Mr. Lukianov’s base salary of $900,000 as of December 31, 2013.

(2)	Represents two times (2x) Mr. Lukianov’s target bonus for 2013 under our 2013 Executive Performance Bonus Plan.

(3)	Represents the pro-rated bonus of Mr. Lukianov pursuant to our 2013 Executive Performance Bonus Plan, earned effective as of December 31, 2013.

(4)

Represents the fair market value of those shares subject to stock options and RSUs with accelerated vesting on December 31, 2013, calculated based on a closing price of $32.33 of NuVasive’s common stock on December 31, 2013.

Our remaining NEOs are each employed “at will.” Under severance arrangements approved by the Compensation Committee, if we terminate an NEOs’ employment other than for cause or the NEO resigns for good reason, the terminated NEO is entitled to receive, as severance, 150% of the sum of his base salary and his most recently paid performance bonus paid in one lump-sum, less standard deductions and withholdings. The amount of compensation payable to each NEO upon involuntary not-for-cause termination is shown below. The amounts shown assume that such termination was effective as of December 31, 2013, and, accordingly, include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid-out can only be determined at the time of such executive’s separation from the Company.

Name	Base Salary	Performance Bonus (1)	Multiplier	Total
Keith C. Valentine	$550,000	$400,000	1.5	$1,425,000
Patrick S. Miles	$520,000	$375,000	1.5	$1,342,500
Michael J. Lambert	$482,500	$275,000	1.5	$1,136,250
Matthew W. Link	$375,000	$225,000	1.5	$900,000

(1)	Reflects the bonus paid in 2013 pursuant to 2012 performance bonus plans.

Potential Severance Payments Related to a Change-in-Control

The amount of compensation payable to each NEO following a change of control and subsequent termination is shown below. Upon a change in control of the Company, our NEOs (consistent with all other shareowners) receive accelerated vesting of half (1/2) of their unvested equity awards with only time-based vesting conditions upon the change in control. The remaining half (1/2) of their unvested equity awards vests monthly over the following twelve (12) months. For all NEOs except the CEO, upon termination within eighteen (18) months after a change in control, the remaining half (1/2) of their unvested equity awards vests immediately. If our CEO is terminated within twenty-four (24) months after a change in control, the remaining half (1/2) of his unvested equity awards would vest immediately. Accelerated vesting applicable to equity awards with performance-based vesting, if any, is governed by the terms of the applicable equity award agreement.

Our terminated NEOs (other than our CEO) are also entitled to receive, as severance, 150% of their base salary plus their most recently paid performance bonus. Our CEO is entitled to receive a severance payment equal to two times (2x) both his base salary and target bonus as well as a pro-rated cash target bonus for the period of time worked and the continuation of group healthcare benefits for a period of twenty-four (24) months.

Our terminated NEOs would receive the amounts set forth in the table below. The amounts shown assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Name	Cash Payment (1)	Value of Equity Acceleration (2)	Total
Alexis V. Lukianov (3)	$4,534,616	$22,691,944	$27,226,560
Keith C. Valentine	$1,425,000	$7,369,389	$8,794,389
Patrick S. Miles	$1,342,500	$6,073,828	$7,416,328
Michael J. Lambert	$1,136,250	$6,428,142	$7,564,392
Matthew W. Link	$900,000	$5,416,757	$6,316,757

(1)	Represents the total cash payment to our NEOs (except our CEO) as described under the heading “Potential Severance Payments Under Employment Arrangements” above.

(2)	Calculating using a stock price of $32.33, our stock price at December 31, 2013, for illustrative purposes only.

(3)

Represents (a) twenty-four (24) months of Mr. Lukianov’s base salary of $900,000 as of December 31, 2013, (b) two times (2x) Mr. Lukianov’s target bonus for 2013 under the 2013 Executive Performance Bonus Plan, (c) a pro-rated cash target bonus for 2013 under our 2013 Executive Performance Bonus Plan, and (d) the continuation of group healthcare benefits for a period of twenty-four (24) months.

Director Compensation

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. We pay our non-employee directors cash retainers and make equity award grants for their service on the Board. All directors own shares of our common stock. No director compensation is paid to any director who is also an employee of the Company. The following table sets forth the non-employee director compensation schedule for the first half of 2013:

Position	Annual Retainer
Board	$40,000
Lead Independent Director	$15,000
Audit Committee	$15,000
Chairperson of Audit Committee*	$20,000
Nominating and Governance Committee	$5,000
Chairperson of Nominating and Governance Committee*	$10,000
Compensation Committee	$10,000
Chairperson of the Compensation Committee*	$15,000

*	Lead Independent Director and Committee Chair retainers are in addition to the member retainer

Prior to May 2013, the 2004 Plan provided for automatic equity award grants as follows:

•

Annual grant of 2,833 RSUs for non-employee directors and as may be prorated for a non-employee director who is first elected or appointed after the commencement of the approximately twelve (12) month period beginning on the date of the last annual stockholders meeting (the “Annual RSUs”).

•	New director inducement grant of 2,833 RSUs, prorated for partial year service (the “Initial RSUs”).

•	Directors are given the option to elect to take all or a portion of the cash retainer fees in RSUs with a quarterly issuance of such RSUs (the “DSUs”).

The Initial RSUs vest in full two (2) years from the date of grant. The Annual RSUs vest in twelve monthly installments from the date of grant. To the extent a director elects to take all or a portion of their respective cash retainer fees in RSUs, the cash fees are converted on the last day of each calendar quarter into RSUs based upon the fair market value of our common stock on the last day of such quarter. The Initial RSUs, the Annual RSUs and the DSUs are settled on the earliest of the third (3rd) anniversary of the date of grant, a change in control of the Company or the date on which the director separates from service with the Company.

In April 2013, the Compensation Committee engaged Barney & Barney to review the totality of our non-employee director compensation practices while focusing on the competiveness of our equity grants to the Board. Barney & Barney, upon reviewing our compensation program, determined that, overall, our total non-employee director compensation levels fell below the 50th percentile competitive range and recommended that the Compensation Committee consider increasing the total non-employee director compensation to fall within the 50th percentile competitive range.

In May, 2013, the Board reviewed the recommendations of Barney & Barney and determined to increase the annual retainer for a Board member from $40,000 to $50,000 effective as of July 1, 2013. All other annual retainers for committee chairs and the Lead Independent Director remain unchanged. Directors still retain the option to elect to take all or a portion of the cash retainer fees in DSUs.

In addition, the Board adopted the following amendments to our 2004 Plan with respect to automatic non-employee director grants, effective as of May 23, 2013:

•

An annual grant of RSUs commencing at the Annual Meeting of Stockholders in 2014 for each non-employee director to be the equivalent of $125,000 (based upon the 200-day moving average of our closing stock prices immediately preceding the grant date) and as may be prorated for a non-employee director who is first elected or appointed after the commencement of the approximately twelve (12)-month period beginning on the date of the annual stockholders meeting (the “New Annual RSUs”).

•

A new grant of RSUs to each newly appointed non-employee director to be the equivalent of $200,000 (based upon the 200-day moving average of our closing stock prices immediately preceding the grant date) (the “New Initial RSUs”).

The New Initial RSUs vest in full two (2) years from the date of grant. The New Annual RSUs vest in twelve monthly installments from the date of grant. All equity awards granted to directors under the 2004 Plan, including the DSUs, are settled on the earliest of the third anniversary of the date of grant, a change in control of the Company or the date on which the director separates from service with the Company.

In January 2012, our Board adopted stock ownership guidelines for our Board. Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times the annual cash retainer for Board service paid to non-employee directors, subject to the terms of the stock ownership guidelines. Each such non-employee director is required to achieve this ownership guideline within five (5) years of becoming a non-employee director. Any person who was an already a non-employee director on the adoption date is required to achieve this ownership guideline by January 4, 2017

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Jack R. Blair	70,000	62,893	132,893
Peter C. Farrell, Ph.D., AM.	75,000	62,893	137,893
Lesley H. Howe	90,000	62,893	152,893
Robert J. Hunt	65,000	62,893	127,893
Peter M. Leddy, Ph.D.	55,000	62,893	117,893
Gregory T. Lucier	—	314,993	314,993
Eileen M. More	65,000	62,893	127,893
Richard W. Treharne, Ph.D.	60,000	62,893	122,893

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 3, 2014.

PROPOSAL 3 —

APPROVAL OF THE NUVASIVE, INC. 2014 EQUITY INCENTIVE PLAN

You are being asked to approve the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 EIP”).    The Compensation Committee approved the 2014 EIP via unanimous written consent on March 11, 2014, subject to the stockholder approval of the 2014 EIP at the Company’s Annual Meeting of Stockholders under this Proposal 3. The 2014 EIP is intended to replace our 2004 Amended and Restated Equity Incentive Plan, as amended (the “Prior Plan”), which terminated in accordance with its terms on February 20, 2014. Since it has terminated, no further awards may be granted under the Prior Plan, however, that plan continues to govern grants made under it. If the stockholders approve the 2014 EIP, it will become effective on the day of the annual meeting.

Executive Summary

•

An equity plan is crucial for delivering stockholder return and we have no equity plan right now.    Since the Prior Plan terminated in February 2014, the Company does not have the ability to award equity compensation to any of its employees or Board of Directors. Your approval of the 2014 EIP is a critical action to retain and motivate the Company’s workforce to create stockholder value over the next several years. If we do not receive stockholder approval for the 2014 EIP, we lose our most important compensation tool to align highly qualified talent with stockholder interests.

•

Our new plan will have a much leaner burn rate.    During the past few months, management engaged directly with institutional investors regarding our 2014 EIP proposal. Stockholders provided consistent feedback that the Company’s historical “burn rate” was high and that they would only consider approving the 2014 EIP if expected future annual awards were much lower than historical levels. In direct response to this stockholder feedback, we are proposing stockholder approval of the 2014 EIP with 2.4 million shares available for award under it (subject to adjustment as described below), which represents an expected share usage burn rate of 1.8% per year for three (3) years. The Compensation Committee believes that this level will allow the Company to adequately meet its needs for attracting and retaining the crucial talent needed to deliver sustainable stockholder value creation while balancing the requests of stockholders. The following table illustrates the Company’s target burn rate for the past three (3) years and the intended burn rate under the 2014 EIP for the three (3)-year period following stockholder approval of such plan:

Period(1)	2011	2012	2013	2014 / 2015	2015 / 2016	2016 / 2017
Target Burn Rate(2)	4.86%	3.25%	3.26%	1.8%	1.8%	1.8%

(1)    For 2011 – 2013, the measurement period is the calendar year. For the other periods reflected in the table, the measurement period is the respective twelve (12)-month period from May to May (measuring from the presumed approval of the 2014 EIP at our Annual Meeting). The “stub” period from January to May 2014 is not reflected as it is not applicable in the illustration. Issuances during such stub period are summarized below under the heading “Outstanding Awards Under the Prior Plan (as of the Record Date)” and reflect a burn rate of 1.88%.

(2)    “Target Burn Rate” is defined as the ratio of the target number of shares subject to equity awards granted in the respective time period (i.e., the number of shares that would be issued at target level for performance-based equity incentive average) to the weighted average shares outstanding (basic) at the end of such period. For 2014 and beyond, the number of shares outstanding at the end of the measurement period was held constant at 46.5 million (the number of total common shares outstanding on our Record Date of March 18, 2014). Additional detail on burn rate is provided below under the heading “Outstanding Awards Under the Prior Plan (as of the Record Date)”.

•

Explaining our overhang. Approximately 6 million fully vested, outstanding stock options (measured as of the Record Date for our Annual Meeting) previously awarded to management and Directors constitute a significant amount of our “overhang” (i.e., the ratio of outstanding equity awards to total outstanding common stock), and are the primary reason why overhang levels are higher than most of our peer companies. These fully vested options have a weighted average exercise price of approximately thirty-one dollars ($31) and a weighted average remaining term of almost five (5) years. Accordingly, a large part of our overhang is attributable to our Directors and management team electing to hold their in-the-money stock options as our Company continues to pursue its long-term growth goals.

•

We’ve eliminated problematic pay practices. Our 2014 EIP eliminates specific problematic pay practices that were a part of the Prior Plan. Responsive to stockholder feedback, the 2014 EIP excludes the ability to reprice stock options without stockholder approval, eliminates the “evergreen” provision that automatically increased the share reserve annually, and dictates that the exercise price for stock options and stock appreciation rights cannot be set at a level below the fair market value of our common stock on the date of grant.

Driving Philosophy for the Company’s Implementation of Equity Incentive Plans

Our Board of Directors regards maintaining a flexible and competitive equity compensation program as essential to attracting and retaining top-level talent. We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber, and the use of long-term cash and equity-based compensation has been successful with these ongoing efforts. The notion of our employees being “Shareowners” is fundamental to our culture and helps instill in each individual a sense of ownership, accountability, and responsibility for our long-term success. We believe this culture of ownership has translated directly into company success, including delivering a total shareholder return (“TSR”) of 109% in 2013.

The 2014 EIP is designed to (a) provide incentive for our “Shareowners” (what we call our employees) to achieve performance goals instrumental to the Company’s success over the long term, and (b) directly tie a portion of individual compensation to the long term interest of our stockholders. We intend to use these equity incentives to attract new key employees and to continue to retain existing key employees, directors, and other service providers for the long-term benefit of the Company and its stockholders.

Overview of the Proposed 2014 Plan

The following is an overview of the material provisions of the 2014 EIP. This overview does not describe the 2014 EIP in detail and is qualified in its entirety by reference to the full text of the 2014 EIP, which is attached as Exhibit A to this Proxy Statement.

Proposed Share Reserve

•

The 2014 EIP authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, and cash-based awards.

•

Under the 2014 EIP, we will be authorized to issue up to 2.4 million shares of our common stock, subject to adjustments as provided in the 2014 Plan. This represents our estimate of the target number of shares that will be issued pursuant to awards to be granted over the next three (3) years to provide sufficient incentive compensation to our crucial employees and consultants. We intend for our share issuances, on average, to equal approximately no more than 1.8% of the number of total common shares outstanding on our Record Date of March 18, 2014 (with any shares associated with performance-based awards being measured at target).

•

In addition, the maximum aggregate number of shares of our common stock that may be issued under the 2014 EIP will be cumulatively increased from time-to-time by the number of shares of common stock (on a one-for-one basis): (a) that were awarded under the Prior Plan, and, after the effective date of the 2014 EIP, expire or are terminated or canceled for any reason without having been exercised or settled in full; (b) withheld or reacquired by the Company in settlement of tax withholding obligations respective to awards outstanding under the Prior Plan; and/or (c) that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Outstanding Awards Under Prior Plan (as of Record Date) & Overhang Analysis

The following table illustrates awards made and outstanding under the Prior Plan since 2011.

* Table reflects amounts in thousands	Fiscal year ended 12/31/11	Fiscal year ended 12/31/12	Fiscal year ended 12/31/13	Period ended 3/18/2014 (1)
Common Shares Outstanding – Ending Balance (2)	40,372	43,328	44,461	46,525
Shares subject to equity awards granted during period (3)	1,960	1,472	2,120	873
Percentage of equity awards allocated to NEOs – at target award amount (4)	36%	34%	27%	27%
Percentage of equity awards granted to NEOs – actual/resultant (5)	36%	37%	45%	-
Target Burn Rate (2), (6)	4.86%	3.25%	3.26%	1.88%
Actual Burn Rate (2), (7)	4.86%	3.40%	4.77%	-
Shares subject to equity awards outstanding; ending balance (3), (8)	8,085	8,890	9,841	9,124
Aggregate “Overhang” (3), (9)	20.03%	20.52%	22.13%	19.61%

(1)	The Record Date of our Annual Meeting.
(2)

Weighted average shares outstanding (basic) at the end of such period, with the exception of the period ended March 18, 2014, for which such figure is not yet available. Accordingly, for the period ended March 18, 2014, the number of shares outstanding is equal to the number of total common shares outstanding on our Record Date of March 18, 2014.

(3)

With respect to shares subject to performance awards that are included in this calculation, actual shares issued are included where determinable (i.e., for awards granted in 2011 – 2013) and the target number of shares under the respective awards are included where the performance period has not been completed (i.e., 2014). Shares issued with respect to performance awards have been included for the period during which the respective performance was measured (notwithstanding that the actual shares achieved under such performance awards were not respectively determined until the following calendar year (when the Compensation Committee reviewed the performance criteria)). Additionally, to the extent vesting of any awards require achievement of sales-based performance milestones that are yet to be achieved, the shares associated with such award have been excluded from this calculation because the probability of success of, or likely date of, achievement of such performance criteria is not reasonably determinable at this time. As of March 18, 2014, there were 264,000 shares subject to such an award (none of which have been granted to NEOs).

(4)

This calculation reflects the ratio of the number of shares subject to equity awards outstanding that were awarded to our current NEOs (as identified in the Compensation Discussion & Analysis above) during the period - measuring at target level for performance-based equity awards - to the total shares subject to all equity awards that were granted during the period.

(5)

This calculation reflects the ratio of the number of shares subject to equity awards that were granted to our current NEOs (as identified in the Compensation Discussion & Analysis above) during the period - measuring the actual/resultant number of shares issued for performance-based equity award after the performance metrics were applied to the target award - to the total number of shares issued with respect to all equity awards that were granted during the period. It is not possible to determine this figure for the “stub” period ended March 18, 2014, as performance periods remain open for the performance-based equity incentive awards issued in such period. See the section titled “Equity Awards under the 2014 Long Term Incentive Program” under the Management’s Compensation Discussion and Analysis above for further details regarding such 2014 awards.

(6)

This calculation reflects the ratio of the total number of shares subject to equity awards granted in the respective period - measured at target level for performance-based equity awards - to the weighted average shares outstanding (basic) at the end of such period (except in the case of the “stub” period ended March 18, 2014, where the number of total shares outstanding as of our Record Date was used. See the “Burn Rate” table provided in the Executive Summary above for a forecasted “Target Burn Rate” based on the expected share usage under the 2014 EIP.

(7)

This calculation reflects the ratio of the total number of shares subject to equity awards granted in the respective period - measured with actual shares issued for performance-based equity incentive awards - to the weighted average shares outstanding (basic) at the end of such year. It is not possible to determine this figure for the stub-period ended March 18, 2014, as performance periods remain open for the performance-based equity incentive awards issued in such period. See the section titled “Equity Awards under the 2014 Long Term Incentive Program” under the Management’s Compensation Discussion and Analysis above for further details regarding such 2014 awards.

(8)

For clarity, to the extent an award of restricted stock units is fully vested at the end of a measurement period, the shares associated with such award are excluded for that period (as they would then be issued shares). For options, to the extent an award is unexercised (regardless of vesting status) at the end of a measurement period, the shares associated with such award are included here (as they remain subject to an outstanding award).

(9)

This calculation reflects the ratio of total number of shares subject to outstanding equity awards as of the end of such period to total outstanding common stock (basic) at the end of such period. For clarity, to the extent an award of restricted stock units is fully vested by the end of a measurement period, the shares associated with such award would be accounted for in the denominator (and not the numerator) of such calculation, as they would then be issued shares (and no longer an award).

Further to the detail provided in the row above titled “Shares subject to equity awards outstanding; ending balance”, the following table shows a breakdown of the outstanding issuances under the Prior Plan as of March 18, 2014 (the Record Date for our Annual Meeting of Stockholders) by award type:

Type of Award	Underlying Shares of our common stock (000’s)	Weighted average exercise price	Weighted average expected remaining term
Unvested options	230	$26.63 / share	6.84 years
Vested options yet to be exercised	5,749	$31.43 / share	4.56 years
Unvested awards of restricted stock	3,145(1)	N/A	N/A
Combined total of shares subject to above-described outstanding equity awards	9,124	-	-

(1) Excludes any shares associated with outstanding performance awards that only vest upon the achievement of a sales milestone because the probability of success of, or likely date of, achievement of such performance criteria is not reasonably determinable at this time. Includes certain performance awards with criteria yet to be measured. Accordingly, the respective “target” award level has been included for purposes of this calculation. Depending on how the Company and/or the respective award recipients perform during the applicable performance periods, the associated number of shares may increase or decrease. Please see the summaries provided in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Equity Awards under the 2014 Long Term Incentive Program” for further detail.

As shown in the table above, approximately 6 million outstanding stock options previously awarded to management and directors members constitutes a significant amount of our “overhang”, and are the primary reason why overhang levels are higher than most of our peer companies. That’s nearly 70% of our overhang being in the form of options. Furthermore, most of those options (approximately 5.75 million of them) are fully vested, have a weighted average exercise price of $31.43, and a weighted average remaining term of approximately four and a half (4½) years. Accordingly, a large part of our overhang is attributable to our Directors and management team electing to hold their in-the-money stock options as our Company continues to pursue its long-term growth goals.

Although no longer available for issuance, at the time the Prior Plan expired, there were approximately 1.3 million shares available for issuance under such plan (which were “abandoned”).

Target Burn Rate

As illustrated above, our average annual Target Burn Rate (defined as the target number of shares subject to awards granted during the year divided by weighted average shares outstanding (basic) at the end of such year) for the three (3) years ending December 31, 2013 was 3.79%. On an annual basis, the burn rate for each of the years during this three (3)-year period was approximately 4.86%, 3.25%, and 3.26% for 2011, 2012 and 2013, respectively. In direct response to stockholder feedback, the 2014 EIP is designed with an intended share usage burn rate of 1.8% per year for three (3) years. The Compensation Committee believes that this level will adequately allow the Company to meet its needs for attracting and retaining the crucial talent needed to deliver sustainable stockholder value.

Under Institutional Shareholder Services’ policies, the adjusted burn rate - assuming a multiple of 2x for full value awards based on NuVasive’s three (3)-year annual volatility of 53%, results in a projected three (3)-year average burn rate of 3.6% for period from 2014 – 2016, which falls below the 2014 Burn Rate Cap of 4.82% for our industry code (GICS 3510 Health Care Equipment & Services).

Potential Aggregate Overhang from 2014 EIP Shares

For illustrative purposes only, the proposed 2.4 million share reserve for the 2014 EIP would – presuming availability for issuance on our Record Date of March 18, 2014 and that grants of awards covering all such shares were made on such date (which, as noted herein, is not the Company’s intended use for such shares) – have resulted in the fully-diluted overhang attributable to Company equity plans as of our Record Date increasing to 24.77% in the aggregate. This percentage represents the quotient of (x) (i) the number of shares subject to outstanding awards on our Record Date (i.e., 9,124K, as provided in the table above), plus (ii) the 2,400K (2.4 million) shares available for future grant under 2014 EIP following shareholder approval of the 2014 EIP; divided by (y) the number of shares of common stock outstanding as of the Record Date of our Annual Meeting (46,525K). This number is for illustrative purposes only, and, for the sake of clarity, any such actual dilution (a) would not occur unless and until all such awards are granted and vested, which includes the achievement of time and/or performance vesting criteria, and (b) would depend on the extent to which shares subject to awards under the Prior Plan and/or the 2014 EIP may be forfeited, withheld, or reacquired by the Company and be subject to subsequent awards under the 2014 EIP.

Background for Determination of the Share Reserve Under the 2014 EIP

The determination of the proposed share reserve under the 2014 EIP was made by the Compensation Committee after considering the following:

•

Since the Prior Plan terminated in February 2014, the Company does not have the ability to award equity compensation to any of its employees or members of the Board of Directors. An equity plan is the Company’s most important compensation tool to attract, motivate and retain highly qualified talent. Accordingly, stockholder approval of the 2014 EIP is a critical action to enable the Company to retain and motivate the Company’s crucial workforce to create stockholder value over the next several years.

•

In setting the size of the share reserve under the 2014 EIP, as described above, the Compensation Committee also considered the historical amounts of equity awards granted by the Company under the Prior Plan in the past three (3) years. In particular, the Compensation Committee looked at historical grant rates and made an assessment of which grants are most directly tied to incentivizing crucial Company talent. The size of the reserve under the 2014 EIP was then set as the total number of shares that we believe is crucial for attracting and motivating that critical talent so that the Company can deliver sustainable stockholder value. Compared to 2011, 2012 and 2013 and presuming ratable issuances under the 2014 EIP over the three (3)-year period following stockholder approval, and applying the intended share usage burn rate of 1.8% per year, the annual issuances under the 2014 EIP over such three (3)-year period are just one-third (1/3) of the historical average of shares awarded.

•

We expect the share authorization under the 2014 EIP (as described under “Proposed Share Reserve” above) to provide the Company with enough shares for awards until our Annual Stockholder meeting in 2017. Changes in business practices, industry standards, Company strategy or equity market performance could alter this projection. Because the 2014 EIP has a ten (10)-year term, the Board of Directors expects that our stockholders will have future opportunities to reconsider the 2014 EIP, most notably in the event we seek additional shares authorized to be issued under the 2014 EIP.

Other Key Features of the 2014 EIP

We believe that the key features of the 2014 EIP reflect current best practices. These features include the following:

•	Unlike the Prior Plan, there is no evergreen provision providing for automatic annual increases in the number of shares available under it.

•	Stock options and stock appreciation rights may not be repriced without the approval of our stockholders.

•	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

•	Stock options and stock appreciation rights have a maximum term of ten (10) years from the effective date of grant.

•	The number of shares for which awards may be granted to any non-employee member of our Board of Directors in any calendar year is limited, as described in more detail below.

•

The 2014 EIP establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

•	The 2014 EIP has a fixed term of ten (10) years, but has a limited share reserve and requires stockholder approval for any share reserve increase.

•

The Compensation Committee, which consists of two or more non-employee Directors, generally will administer the 2014 EIP if it is approved by stockholders. The full Board of Directors will administer the 2014 EIP with respect to awards granted to non-employee directors. The Compensation Committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who are subject to Section 16 of the Securities Exchange Act of 1934.

•	The 2014 EIP contains a definition of Change in Control such that no benefits will be triggered in the absence of an actual transaction.

•	Under the 2014 EIP, awards are not transferrable to a third-party for value.

•	Performance awards are eligible for dividend equivalents only to the extent that an award is earned.

•

As described below, the 2014 EIP is designed to allow certain awards made under the 2014 EIP, including equity awards and incentive cash bonuses, to qualify as “performance-based” compensation under Section 162(m) of the Code. Approval of the 2014 EIP will preserve our ability to grant equity awards that constitute performance-based compensation under Section 162(m) of the Code for an additional ten (10) years, subject to earlier re-approval if required under Section 162(m) of the Code.

The Compensation Committee believes that the 2014 EIP will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board of Directors urges you to vote to approve the adoption of the 2014 EIP.

Limited Summary of the 2014 EIP

The following summary of the 2014 EIP is qualified in its entirety by the specific language of the 2014 EIP, a copy of which is attached to this Proxy Statement as Exhibit A.

General.    The purpose of the 2014 EIP is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants, and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives may be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, and cash-based awards.

Authorized Shares.    The maximum aggregate number of shares authorized for issuance under the 2014 EIP is equal to 2.4 million, subject to adjustment as described below.

Adjustment for Certain Shares Granted Under Prior Plan.    The maximum aggregate number of shares of stock that may be issued under the 2014 EIP will be cumulatively increased from time to time by the number of shares of stock: (a) subject to that portion of any option or other award outstanding pursuant to the Prior Plan as of the effective date of the 2014 EIP that, on or after the effective date, expire or are terminated or canceled for any reason without having been exercised or settled in full; and/or (b) withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to options, stock appreciation rights, and full value awards outstanding pursuant to the Prior Plan. Please see the table above under the heading “Outstanding Awards Under Prior Plan (as of Record Date)” for a summary of the shares subject to outstanding awards under the Prior Plan as of March 18, 2014 (the Record Date for our Annual Meeting), which, to be clear, does not include the approximately 1.3 million “abandoned” shares described above.

Share Counting.    Each share subject to any award will reduce the number of shares remaining available for grant under the 2014 EIP by one (1) share. If an outstanding award granted under the 2014 EIP for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture are forfeited, then the shares allocable to the terminated portion of such award or such forfeited shares will again be, or remain available, for issuance under the plan. Shares will not be deemed to have been issued pursuant to the 2014 EIP with respect to any portion of an award that is settled in cash, and any such shares previously attributable to such award would be deemed to go back into the pool of shares available for issuance under the plan. Shares withheld by the Company in satisfaction of tax withholding obligations with respect to stock appreciation rights, options or full value awards, will again be available for issuance under the 2014 EIP, and any such withheld shares would be deemed to go back into the pool of shares available for issuance under the plan. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for issuance under the 2014 EIP will be reduced by the net number of shares subject to the stock appreciation right that is issued upon such exercise. If the exercise price of an option is paid by tender to the Company, or attestation to the ownership, of shares owned by the participant, or by means of a net-exercise, the number of shares available for issuance under the plan will be reduced by the net number of shares that are issued after reduction for payment of the exercise price or the shares tendered, as applicable. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options granted under the 2014 EIP will be added to the shares authorized for grant under the plan. To the extent shares go back into the pool of shares available for issuance under the 2014 EIP, such shares will be deemed added to the share reserve under the plan as one share for every one share subject to options, stock appreciation rights, or full value awards granted under the plan.

Adjustments for Capital Structure Changes.    Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2014 EIP, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2014 EIP to adjust other terms of outstanding awards as it deems appropriate.

Administration.    The 2014 EIP generally will be administered by the Compensation Committee, although the Board of Directors retains the right to appoint another of its committees to administer the 2014 EIP or to administer the 2014 EIP directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2014 EIP must be by a compensation committee comprised of two or more “outside directors” within the meaning of Section 162(m). For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors. Subject to the provisions of the 2014 EIP, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) of the Code or otherwise provided by the 2014 EIP, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Committee may delegate to a committee comprised of one or more officers or directors of the Company the authority to grant awards under the 2014 EIP, or otherwise carry-out plan administration, to persons eligible to participate who are neither a member of the Board of Directors nor a Section 16 Officer of the Company, subject, in each case, to the provisions of the 2014 EIP and guidelines established by the Committee.

The 2014 EIP provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 EIP. All awards granted under the 2014 EIP will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2014 EIP. The Committee will interpret the 2014 EIP and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2014 EIP or any award.

Types of Awards

Stock Options.    The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 18, 2014 (the Record Date for our Annual Meeting), the closing price of our common stock as reported on the NASDAQ Stock Market was $39.39 per share.

The 2014 EIP provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2014 EIP is ten (10) years after the effective date of grant of such option, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five (5) years.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independent of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2014 EIP is ten (10) years after the effective date of grant of such stock appreciation right.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.    The Committee may grant restricted stock awards under the 2014 EIP. The Committee determines the purchase price (if any) payable under restricted stock awards. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.    The Committee may grant restricted stock units under the 2014 EIP, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays.

Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting), or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings or earnings from operations, in either case before any one or more of: (A) stock-based compensation expense, interest, taxes, depreciation and amortization; (B) earnings per share; (C) earnings per share from continuing operations, diluted or basic; and (D) earnings per share, diluted or basic; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share on a basic or diluted basis or earnings per share from continuing operations on a basic or diluted basis; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment, capital or sales; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; (xxix) completion of a joint venture or other corporate transaction; (xxx) attainment of objective operating goals; (xxxi) attainment of research and development milestones; (xxxii) average invested capital; (xxxiii) capital expenditures; (xxxiv) cash conversion cycle; (xxxv) change in assets; contract awards or backlog; (xxxvi) controllable operating profit; (xxxvii) cost of capital; (xxxviii) credit rating; (xxxix) customer indicators; (xl) debt; (xli) debt reduction; (xlii) economic value added; (xliii) employee metrics; (xliv) expense reduction levels; (xlv) gross margin; (xlvi) growth in or maintenance of levels of any of the specified measures; (xlvii) growth in stockholder value, stock price or total stockholder return relative to any index or group of other companies; (xlviii) workforce diversity; (xlix) productivity; (l) inventory turnover; (li) market share; (lii) asset or net asset turnover; (liii) asset or net assets; (liv) net earnings; (lv) net operating profit; (lvi) net or gross sales; (lvii) new product invention or innovation; (lviii) operating earnings; (lix) operating expenses; (lx) operating profit; (lxi) overhead or other expense reduction; (lxii) strategic plan development and implementation; (lxiii) succession plan development and implementation; (lxiv) shareholder return; and (lxv) working capital.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. Dividend equivalent rights will not be paid on unearned performance shares; in its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on our common stock to only the extent that performance shares become nonforfeitable. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2014 EIP provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.    The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement. The 2014 EIP is not the sole means by which the Company may provide for cash-based incentive compensation to certain its employees based upon the level of achievement of financial, business and other performance criteria achieved by such employees; the 2014 EIP instead works with any such other compensatory tools collectively.

Award Limits

Non-employee Director Award Limits.    The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all non-employee director awards granted to any non-employee director during any single calendar year cannot exceed $1,000,000; except that such limit does not apply to any awards made at the election of a non-employee director to receive wards in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments.

Other Award Limits.    To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2014 EIP establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

•	No more than 1,000,000 shares under stock options and stock appreciation rights.

•	No more than 500,000 shares per performance period under full value awards.

•	No more than $5,000,000 for each fiscal year contained in the performance period for awards payable in cash.

In addition, to comply with tax rules applicable to incentive stock options (within the meaning of Section 422 of the Code), the 2014 EIP also limits the number of shares that may be issued upon the exercise of such options granted under the 2014 EIP. This limitation is the entire pool of shares available for grant under the 2014 EIP.

Prohibition of Option and Stock Appreciation Rights Re-pricing.    The 2014 EIP expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (a) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (b) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (c) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility.    Awards may be granted to employees, directors, and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 18, 2014 (the Record Date for our Annual Meeting), we had approximately 1,400 Shareowners (our employees), including nine (9) Section 16 Officers, and eight (8) non-employee directors who would be eligible under the 2014 EIP.

Change in Control.    For purposes of the 2014 EIP, the term “Change in Control” means the occurrence of (a) a person or entity (with certain exceptions described in the 2014 EIP) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock or the fair market value of the Company’s securities, (b) the occurrence of an approved plan of liquidation or dissolution of the Company, or (c) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company). Award agreements under the 2014 EIP may provide customized terms and conditions with respect to certain participants in the 2014 EIP which become effective upon a “Change in Control”.

Awards Subject to Section 409A of the Code.    Certain awards granted under the 2014 EIP may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2014 EIP to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2014 EIP or any award agreement as it deems necessary or advisable to comply with Section 409A.

Section 162(m) of the Code.    The 2014 EIP is intended to help the Company preserve our ability to deduct for federal income tax purposes compensation recognized by our executive officers in connection with certain types of performance based awards. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three

(3) other most highly compensated officers of a publicly held company other than the chief financial officer (the “covered employees”). However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2014 EIP to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the stockholders are being asked to approve certain material terms of the 2014 EIP. By approving the 2014 EIP, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2014 EIP;

•

the maximum numbers of shares for which stock-based awards intended to qualify as “performance-based” compensation may be granted to an employee in any fiscal year (separately expressed with respect to full value awards and options and stock appreciation rights);

•	the maximum dollar amount that a participant may receive under a cash-based award intended to qualify as “performance-based” compensation for each fiscal year contained in the performance period; and

•

the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified “performance-based” compensation.

While we believe that compensation provided by such awards under the 2014 EIP generally will be deductible by the Company for federal income tax purposes, under certain circumstances, compensation paid in settlement of some awards may not qualify as “performance-based”. Further, the Compensation Committee retains the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m) of the Code.

Amendment, Suspension, or Termination. The 2014 EIP will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2014 EIP following the tenth (10th) anniversary of the 2014 EIP’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend, or terminate the 2014 EIP at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2014 EIP, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension, or termination of the 2014 EIP may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2014 EIP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two (2) years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two (2) years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.    A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (a) the date on which the shares become transferable, and (b) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than thirty (30) days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based, and Other Stock-Based Awards.    A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based, or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2014 EIP Benefits

No awards will be granted under the 2014 EIP prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2014 EIP or the benefits that would have been received by such participants if the 2014 EIP had been in effect in the year ended December 31, 2013.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the 2014 EIP. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

The Board believes that the proposed adoption of the 2014 EIP is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE

ADOPTION OF THE 2014 EIP.

PROPOSAL 4 – APPROVAL OF THE NUVASIVE, INC.

2014 EXECUTIVE INCENTIVE COMPENSATION PLAN

You are being asked to approve the NuVasive, Inc. 2014 Executive Incentive Compensation Plan (the “ICP”), which provides for the payment of performance-based cash compensation bonuses to certain of our management employees. The Compensation Committee approved the ICP via unanimous written consent on March 11, 2014, subject to the stockholder approval of the ICP at the Company’s Annual Meeting of Stockholders under this Proposal 4. Stockholder approval of this Proposal 4 will be effective with respect to awards made under the ICP from the beginning of 2014, in accordance with the terms of the ICP.

Background

The ICP is a performance-based compensation bonus plan that is designed to allow payments of bonuses and cash compensation that would be exempt from the deduction limitations provided under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), such that the Company will be able to deduct the full amounts of ICP payments as a compensation expense. Section 162(m) and related guidance generally disallows a tax deduction to public companies for non “performance-based” compensation in excess of $1 million paid during a single year to each of a public company’s chief executive officer and any of the three (3) other most highly compensated named executive officers, excluding the chief financial officer. Certain compensation is exempt from this deduction limit if it meets the requirements of Section 162(m) to qualify as “performance-based” compensation. One of the requirements for qualification of amounts paid under the ICP as “performance-based” under Section 162(m) is that the material terms of the performance goals must be approved by our stockholders. By approving the ICP, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the ICP;

•	maximum amount payable under the ICP to any participant with respect to any fiscal year of the Company or portion thereof; and

•	the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the bonuses that are intended to result in performance-based compensation.

If the stockholders do not approve the ICP, we will pay executive officer bonuses under criteria as the Compensation Committee may determine to be appropriate or in the best interests of the Company, although it is possible that some or all of such bonus amounts may not be deductible for Federal income tax purposes.

Material Terms of the ICP

The ICP is designed to be a component of the Company’s overall strategy to pay our Shareowners (our employees) for achieving performance goals instrumental to the Company’s success. The purposes of the ICP are to attract and retain top-performing senior executives, and to motivate our executives by tying a portion of their compensation to performance measures that are aligned with our financial and business objectives.

The following is a summary of the material provisions of the ICP. This summary does not describe the ICP in detail and is qualified in its entirety by reference to the full text of the ICP, which is attached as Exhibit B to this Proxy Statement.

Administration.    The Compensation Committee will administer the ICP. Compensation Committee members must qualify as “outside directors” under Section 162(m) in order for bonuses paid under the ICP to qualify as “performance-based” compensation. All of our current Compensation Committee members meet this requirement. The Compensation Committee has the discretion to determine the terms and conditions of each bonus, including the performance period and goals that apply to the bonus, and whether or not the performance goals are achieved.

Performance Measures.    To qualify bonuses as “performance-based” compensation under Section 162(m), the payment of the value of such bonuses must be made contingent upon achievement of performance goals approved by the Compensation Committee and our stockholders. The ICP permits the Compensation Committee to use one or more of the following performance measures with respect to bonuses: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings or earnings from operations, in either case before any one or more of: (A) stock-based compensation expense, interest, taxes, depreciation and amortization; (B) earnings per share; (C) earnings per share from continuing operations, diluted or basic; and (D) earnings per share, diluted or basic; (vii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share on a basic or diluted basis or earnings per share from continuing operations on a basic or diluted basis; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment, capital or sales; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; (xxix) completion of a joint venture or other corporate transaction; (xxx) attainment of objective operating goals; (xxxi) attainment of research and development milestones; (xxxii) average invested capital; (xxxiii) capital expenditures; (xxxiv) cash conversion cycle; (xxxv) change in assets; contract awards or backlog; (xxxvi) controllable operating profit; (xxxvii) cost of capital; (xxxviii) credit rating; (xxxix) customer indicators; (xl) debt; (xli) debt reduction; (xlii) economic value added; (xliii) employee metrics; (xliv) expense reduction levels; (xlv) gross margin; (xlvi) growth in or maintenance of levels of any of the specified measures; (xlvii) growth in stockholder value, stock price or total stockholder return relative to any index or group of other companies; (xliviii) workforce diversity; (xlix) productivity; (l) inventory turnover; (li) market share; (lii) asset or net asset turnover; (liii) asset or net assets; (liv) net earnings; (lv) net operating profit; (lvi) net or gross sales; (lvii) new product invention or innovation; (lviii) operating earnings; (lix) operating expenses; (lx) operating profit; (lxi) overhead or other expense reduction; (lxii) strategic plan development and implementation; (lxiii) succession plan development and implementation; (lxiv) shareholder return; and (lxv) working capital.

Performance Goals.    The Compensation Committee may establish performance goals based on one or more of the performance measures listed above either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit, affiliate, region, or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group. The performance goals must be approved prior to the time limitations under Section 162(m), which for an annual performance period is within 90 days from the beginning of that period, and the performance goals must be substantially uncertain of achievement at that time.

To the extent permitted under Section 162(m), the Compensation Committee may appropriately adjust any evaluation of performance under a performance goal to exclude the effects of extraordinary, unusual, or non-recurring items that occur during a performance period, including: (i) the effects of currency fluctuations, (ii) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release and Form 8-K filing relating to an earnings announcement, (iii) asset impairment, (iv) litigation or claim judgments or settlements, (v) the effect of changes in tax laws, accounting principles or other such laws or provisions affecting reported results, (vi) accruals for reorganization and restructuring programs, and (vii) any other extraordinary or non-operational items.

Eligibility.    Only employees of the Company and its subsidiaries and affiliates who are considered by the Company to be subject to Section 16 of the Securities Exchange Act of 1934 are permitted to participate in the ICP. As of March 18, 2014 (the Record Date of our Annual Meeting), we had eight (8) employees subject to Section 16. We may have other plans providing for incentive compensation based upon the level of achievement of financial, business and other performance criteria to Shareowners (employees) who are not considered to be subject to Section 16.

ICP Bonuses.  The Compensation Committee will determine the performance period for measuring performance with respect to any bonus that may be paid under the ICP. A performance period may be one or more fiscal years of the Company, or any other period that is longer or shorter than a fiscal year of the Company, as determined by the Compensation Committee. Performance periods may be overlapping. The Compensation Committee will establish for each performance period the performance measures that apply and the target levels of required performance, as well as a formula for calculating a participant’s bonus based on actual performance compared to the pre-established performance goals.

After the end of each performance period, the Compensation Committee will determine the extent to which the performance goals for each participant were achieved and the bonus payment that may be made based on the achievement of those performance goals. However, the Compensation Committee may exercise discretion to eliminate or reduce the actual bonus payable to any participant below that which otherwise would be payable under the applicable formula at any time before the bonus is paid.

In order to earn and receive a bonus payment under the ICP, the participant must be an active employee on the date of payment or vesting, except that the Compensation Committee retains the discretion to make a prorated payment in the event of a change in control or if a participant dies, becomes disabled or is on an approved leave of absence.

Awards granted under the ICP are not transferable by a participant, except by will or the laws of descent and distribution. Furthermore, if a participant has a change of employment status after the beginning of the performance period the Compensation Committee has the discretion to pay a prorated bonus.

Bonus Limit.  The maximum amount payable under the ICP to any participant with respect to any fiscal year of the Company or portion thereof is $12,000,000.

Amendments and Termination; Stockholder Approval.  The Compensation Committee may amend, modify, suspend, and/or terminate the ICP, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the ICP or in any bonus granted under the ICP except that no amendment, alteration, suspension or discontinuation may be made that would increase the amount of compensation payable pursuant to any bonus, or cause compensation that is, or may become, payable under the ICP to fail to qualify as “performance-based” compensation for purposes of Section 162(m). In addition, we may amend, modify, suspend or terminate the ICP if any such action is required by law. To the extent required under applicable law, including Section 162(m), amendments of the ICP will be subject to stockholder approval.

Term of the Plan.    The ICP will terminate unless it is approved by our stockholders at the 2014 Annual Stockholders Meeting, in which case no bonuses will be paid pursuant to the ICP. If the ICP is approved by the stockholders at the 2014 Annual Stockholders Meeting, it will continue in effect until the earliest of the date it is terminated or suspended by the Compensation Committee, the date any stockholder approval requirement under Section 162(m) ceases to be met, or the date of the first stockholder meeting that occurs in the fifth year following the date of the 2014 Annual Stockholders Meeting.

ICP Benefits.    Because payments of bonuses under the ICP will be determined by comparing actual performance to the performance goals established by the Compensation Committee under the ICP, it is not possible to predict the amount of future benefits that will be paid under the ICP for any future performance period. Nor is it possible to estimate the amount of benefits that would have been paid if the ICP had been in effect for the last completed fiscal year. Bonuses are paid from the Company’s general assets; the ICP is an unfunded and unsecured plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ICP. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

The Board of Directors believes that the proposed adoption of the ICP is in the best interests of the Company and its stockholders for the reasons stated above.

THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE

2014 EXECUTIVE INCENTIVE COMPENSATION PLAN

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of four members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2013 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2013 and 2012.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2013 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•

discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (PCAOB);

•

received and reviewed the Letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met seven (7) times in 2013. This report for 2013 is provided by the undersigned members of the Audit Committee of the Board.

Audit Committee

Lesley H. Howe (Chairperson)

Robert J. Hunt

Eileen M. More, CFA

Gregory T. Lucier

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or” filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2013 and 2012.

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees (1)	$1,090,478	$865,855
Audit-Related Fees (2)	$105,086	$107,106
Tax Fees (3)	$177,950	$39,643
All Other Fees (4)	$1,995	$1,995

Total	$1,375,509	$1,014,599

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of registration statements on Form S-8, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as ‘Audit Fees’.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.
(4)	Includes amounts billed for annual subscription to Ernst and Young LLP’s online resource library.

All fees paid to Ernst & Young LLP for 2013 were pre-approved by the Audit Committee.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding”, is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials, or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2015 Annual Meeting of Stockholders is November 27, 2014; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2015 more than thirty (30) days before or after the one (1)-year anniversary date of our 2014 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before November 27, 2014 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after November 27, 2014 (or any Company-directed amended date as provided above) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2015 Annual Meeting.

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 14, 2015), nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 13, 2015). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121. Our Bylaws are also available on the Investor Relations section of our website at http://phx.corporate-ir.net/phoenix.zhtml?c=176872&p=irol-govhighlights.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Alexis V. Lukianov
Chairman of the Board and Chief Executive Officer

San Diego, California

March 27, 2014

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

APPENDIX 1

The non-GAAP financial measures included in this proxy statement are non-GAAP operating margin and non-GAAP EPS. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the proxy statement. These Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Non-GAAP Operating Margin %
2013
Non-GAAP Gross Margin % [A]	74.8%
Non-cash stock based compensation	0.0%
Out-of-period royalty expense charge	-1.1%

GAAP Gross Margin [D]	73.7%
Non-GAAP Sales, Marketing & Administrative Expense [B]	55.9%
Non-cash stock based compensation	4.6%
Certain intellectual property litigation expenses	0.8%
Leasehold termination charge	0.0%
Acquisition related items*	0.0%

GAAP Sales, Marketing & Administrative Expense [E]	61.3%
Non-GAAP Research & Development Expense [C]	4.1%
Non-cash stock based compensation	0.2%
Acquisition related items*	0.4%

GAAP Research & Development Expense [F]	4.7%
Amortization of intangible assets [G]	2.8%

Non-GAAP Operating Margin % [A-B-C]	14.9%

GAAP Operating Margin % [D-E-F-G]	4.8%
* Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Full Year 2013 Results
(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$ 7,902	$ 0.17
Non-cash stock-based compensation	$ 33,240	19,944	0.43
Certain intellectual property litigation expenses	5,728	3,437	0.07
Amortization of intangible assets	19,326	11,596	0.25
Acquisition related items	2,576	1,545	0.03
Non-cash interest expense on convertible notes	13,656	8,194	0.18
Out-of-period royalty expense charge	7,901	4,741	0.10

Non-GAAP earnings		$ 57,358	$ 1.23

Weighted shares outstanding - diluted			46,786

EXHIBIT A

2014 Equity Incentive Plan of NuVasive, Inc.

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1         Establishment & Effectiveness.    The 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”) was approved by the Board via unanimous written consent on March 11, 2014, and shall be subject to approval by the stockholders of the Company. The Plan shall become effective upon the Company’s receipt of the requisite approval by its stockholders (the “Effective Date”).

1.2         Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.

1.3         Term of Plan.    The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the Effective Date.

2.    DEFINITIONS AND CONSTRUCTION.

2.1         Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)        “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company, or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent”, “subsidiary”, “control”, and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)        “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.

(c)        “Award Agreement” means a written (including in electronic format) agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award, which such terms may include, without limitation, terms reinforcing the applicability of the Trading Compliance Policy to any Shares issued pursuant to an Award, and/or regarding the Company’s right to “clawback”, or require forfeiture of, an Award or the Shares granted thereunder.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)        “Cashless Exercise” shall have the meaning ascribed to such term in Section 6.3(b)(i) below.

(g)        “Cause” shall be defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company.

Exhibit A - 1

(h)        “Change in Control” means the occurrence of any one or a combination of the following:

(i)        any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than half (1/2) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition of such voting power by any person who - on the Effective Date - is already the beneficial owner of more than 50% of such voting power, (B) any acquisition of such voting power directly by the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition of such voting power by a trustee or other fiduciary under an employee benefit plan of a Participating Company, or (D) any acquisition of such voting power by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)        the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more Subsidiaries); or

(iii)        the occurrence of a stockholder-approved plan of complete liquidation or dissolution of the Company.

The Committee is hereby empowered to determine, and shall, when necessary, so determine, whether multiple acquisitions of the voting securities of the Company and/or multiple asset transactions, as applicable, are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i)        “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j)        “Committee” means the Compensation Committee of the Board and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan (including via delegation as provided in Section 3 below) and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event (regardless of whether or not such a committee or subcommittee exists), the Board may in its discretion exercise any or all of such powers.

(k)        “Company” means NuVasive, Inc., a Delaware corporation, or any successor corporation thereto.

(l)        “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided, however, that the Company shall not grant Awards to any person as a “Consultant” if the identity of such person, the nature of such services, or the entity to which such services are provided would preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m)        “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which 25% of the Performance Period has elapsed, will be deemed to be a “Covered Employee” under this Plan for such applicable Performance Period.

Exhibit A - 2

(n)        “Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.

(o)        “Director” means a member of the Board.

(p)        “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(q)        “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.

(r)        “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company, and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become, or has ceased to be, an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s)        “ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.

(t)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)        “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)        Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system (e.g., the NASDAQ Stock Exchange), the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal (including in its on-line form) or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the Fair Market Value shall be the closing price of a share of Stock (measured as provided in the immediately preceding sentence) on the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)        Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

Exhibit A - 3

(iii)        If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(v)        “Full Value Award” means any Award settled in Stock, other than (i) an Option, or (ii) a Stock Appreciation Right under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(w)        “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(x)        “Insider” means any person whose transactions in Stock are subject to Section 16 of the Exchange Act (including, without limitation, any Officer or Director).

(y)        “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(z)        “Nonemployee Director” means a Director who is not an Employee.

(aa)        “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(bb)        “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(cc)        “Officer” means any person designated by the Board as an officer of the Company.

(dd)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ee)        “Option Expiration Date” means the date of expiration of an Option’s term as set forth in the Award Agreement evidencing such Option.

(ff)        “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(gg)        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh)        “Participant” means any eligible person who has been granted one or more Awards.

(ii)        “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation, or Affiliate.

(jj)        “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(kk)        “Performance Award” means an Award of Performance Shares or Performance Units.

Exhibit A - 4

(ll)        “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 that provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm)        “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) regarding certain performance-based compensation paid to Covered Employees.

(nn)        “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(oo)        “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(pp)        “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq)        “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(rr)        “Prior Plan” means the 2004 Amended and Restated Equity Incentive Plan of NuVasive, Inc., as amended.

(ss)        “Restricted Stock Award” means an Award of Restricted Stock pursuant to Section 8.

(tt)        “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive - on a future date or upon the occurrence of a future event - a share of Stock or cash in lieu thereof, as determined by the Committee.

(uu)        “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(vv)        “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(ww)        “Section 162(m)” means Section 162(m) of the Code.

(xx)        “Section 409A” means Section 409A of the Code.

(yy)        “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(zz)        “Securities Act” means the Securities Act of 1933, as amended.

(aaa)        “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service; unless there is an interruption or termination of the Participant’s Service. In the case of an interruption of Service, the Committee, is hereby empowered, and shall so determine, in its/their

Exhibit A - 5

sole discretion, whether or not Service was terminated upon the commencement of such interruption in Service. Further provisions regarding “Service” as applicable to an Award may be provided in a respective Award Agreement and include such terms and conditions as deemed respectively appropriate by the Committee, in its sole discretion, on a case-by-case basis.

(bbb)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(ccc)        “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(ddd)        “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(eee)        “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(fff)        “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ggg)        “Vesting Conditions” mean those conditions established in accordance with the respective Award Agreement prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture.

2.2          Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

3.1         Administration by the Committee. The Plan shall be administered by the Committee. All questions regarding (a) interpretation of the Plan, (b) any Award Agreement or any other form of agreement or other document employed by the Company in the administration of the Plan, or (c) any Award shall be determined by the Committee, and such determinations (unless fraudulent or made in bad faith) shall be final, binding, and conclusive upon all persons having an interest in the Plan or such Award, as appropriate. Furthermore, any and all actions, decisions and/or determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan (including in administering any Award Agreement) or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2         Delegation of Committee Authority and Duties.

(a) Wherever an act, responsibility or decision (including one in the Committee’s sole discretion) of the Committee is provided for herein, each or any such act, responsibility and/or decision may be performed or made, as appropriate, by an Officer and/or Director (or group thereof) empowered by the Committee to act on the Committee’s behalf in such regards; provided, however, that no Officer is permitted to make or grant any Awards to, or make any determinations regarding an Award of, any Officer.

Exhibit A - 6

(b) In furtherance (and not limitation) of the foregoing, to the extent permitted by applicable law:

(i)        the Company’s Chief Executive Officer is expressly authorized to approve Awards to Plan Participants (other than Officers or Directors) in furtherance of intent and purpose of the Plan; provided, further, that he or she may not make or grant any Awards to any Insider or Covered Employee; and

(ii)        a committee comprised of one or more Officers and/or Directors may, per Committee delegation, grant one or more Awards of Options, SARs and/or such other Awards as may be permitted by applicable law, without further approval of the Board or the Committee, to any Employee, other than an Employee who, at the time of such grant, is an Insider or a Covered Employee.

Notwithstanding the foregoing, any such delegation of the authority to grant Awards under this Plan shall be subject to the Board’s and/or the Committee’s fixed maximum number of Shares subject to the Awards that may be granted hereunder.

(c)          Notwithstanding subsections (a) and (b) of this Section 3.2, any such delegation of the authority to grant Awards under this Plan shall be subject to the following requirements: (i) the Board and/or the Committee shall fix the maximum number of shares subject to the Awards that may be granted by such Officers or the Company’s Chief Executive Officer, as applicable; (ii) each such Award shall be subject to the general terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan; and (iii) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Board and/or the Committee.

3.3         Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. For the sake of clarity, this authority is in no way limiting to any delegation of Committee authority as referenced in Section 3.2 above.

3.4         Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5         Committee Complying with Section 162(m).    If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.6         Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, including, without limitation, the prohibitions on Option or SAR re-pricings set forth in Section 3.7, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine whether an Award shall be intended to result in Performance Based Compensation;

(e) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the

Exhibit A - 7

exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(f) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(g) to approve one or more forms of Award Agreement;

(h) to amend, modify, or cancel any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(i) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j) to prescribe, amend, modify, or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.7        Option or SAR Re-pricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and/or grant in substitution therefore new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant Section 4.4.

3.8        Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that, within sixty (60) days after the

Exhibit A - 8

institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. The foregoing shall not, in any way, amend, modify and/or limit any existing or future indemnification agreements between the Company (on the one hand) and any Director and/or Officer; it shall only apply in addition thereto.

4.    SHARES SUBJECT TO PLAN.

4.1         Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3, and 4.4, as of the Plan’s Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to Two Million Four-Hundred Thousand (2,400,000) shares (such, number, so adjusted, being the “Share Cap”). All shares of Stock that are subject to Options, SARs, Restricted Stock and/or Full Value Awards shall be counted against this limit as one share for every one share granted. In addition shares of Stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof.

4.2         Adjustment for Certain Shares Granted Under Prior Plan. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time – in each case, with such shares of Stock being added on a 1:1 basis – by the number of shares of Stock:

(a) subject to that portion of any option or other award outstanding pursuant to the Prior Plan as of the Effective Date that, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and/or

(b) withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to SARs, Options or Full Value Awards outstanding pursuant to the Prior Plan.

4.3         Share Counting.

(a) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture are forfeited, then the shares of Stock allocable to the terminated portion of such Award or such forfeited shares of Stock shall again be, or remain, as applicable, available for issuance under the Plan. Said otherwise, any such shares of Stock would “go back into the pool of shares available for issuance under the Plan.”

(b) Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash and any such shares of Stock previously attributable to such Award would be deemed to “go back into the pool of shares available for issuance under the Plan.”

(c) Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to SARs, Options or Full Value Awards, shall again be available for issuance under the Plan and any such withheld shares of Stock would be deemed to “go back into the pool of shares available for issuance under the Plan.”

(d) Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the net number of shares subject to the SAR that are issued upon such exercise. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares of Stock that are issued after reduction for payment of the exercise price or the shares of Stock tendered, as applicable.

(e) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall be added to the shares of Stock authorized for grant under this Plan.

Exhibit A - 9

(f) In order to effectuate the notion of any of the shares described in the foregoing subsections (a), (b) & (d) “going back into the pool of shares available for issuance under the Plan”, any shares of Stock that again become available for grant pursuant to such subsections shall be deemed added to the share reserve set forth in Section 4.1 as one share of Stock for every one share subject to Options, SARs, or Full Value Awards granted under the Plan.

4.4         Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of (a) any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or (b) payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control or such similar event treated by the Committee as a “Change in Control” solely for purposes of this Section 4.4) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee, in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formula, and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5         Assumption or Substitution of Awards.    The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the share reserve set forth above.

5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1        Persons Eligible for Awards. Awards may be granted only to Employees, Consultants, and Directors.

5.2        Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

Exhibit A - 10

5.3          Award Limitations.

(a) Incentive Stock Option Limitations.

(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.    Subject to adjustment as provided in Sections 4.4 and 4.5, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed the Share Cap.

(ii) Persons Eligible.    An Incentive Stock Option may only be granted to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation, and/ or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is (A) receiving an Award in the form of an Option, and (B) is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of such Option to such person may only be granted a Nonstatutory Stock Option.

(iii) Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock and the aggregate Fair Market Value of such Incentive Stock Options is greater than One Hundred Thousand Dollars ($100,000), the portion of such options that exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date of, and with respect to such Options as required or permitted by, such amendment to the Code. If an Option is treated partly as an Incentive Stock Option and partly as a Nonstatutory Stock Option by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b) Section 162(m) Award Limits.    Subject to adjustment as provided in Section 4.4:

(i) Options and SARs.    No Employee shall be granted within any fiscal year of the Company one or more Options or SARS which are intended to qualify as Performance-Based Compensation to purchase more than 1,000,000 shares of Stock under Options or to receive compensation calculated with reference to more than that number of SARs.

(ii) Full Value and Cash Awards.    No Employee shall be granted within any fiscal year of the Company one or more Full Value Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than 500,000 shares per year contained in any Performance Period. With respect to an Award of Performance Based Compensation payable in cash, the maximum amount shall be $5,000,000 for each fiscal year contained in the Performance Period.

(c) Limit on Awards to Nonemployee Directors.    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Nonemployee Director Awards granted to any Nonemployee Director during any single calendar year shall not exceed $1,000,000; provided, however, that such limit shall not apply to any Awards made at the election of a Nonemployee Director to receive Awards in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.

6.    STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing

Exhibit A - 11

Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1         Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

6.2         Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).

6.3         Payment of Exercise Price.

(a) Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option may be made in the following forms, as applicable: (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (A) a Cashless Exercise, (B) a Stock Tender Exercise, or (C) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (iv) by any combination thereof, in each case, at the time of exercise. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i)        Cashless Exercise.    A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii)        Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a certain period of time as required by the Company in its sole and absolute discretion (and not used for another option exercise by attestation during such period), or were not acquired, directly or indirectly, from the Company.

Exhibit A - 12

(iii)        Net Exercise.    A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (A) the Company will, at the time of exercise, reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (B) the Participant shall pay to the Company in cash at the time of exercise the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4        Effect of Termination of Service.    Each Award Agreement shall specify the terms and conditions governing the exercisability of options following Death, Disability, termination for Cause, or any other termination of employment (or termination as a consultant or resignation from the Board, as applicable).

6.5        Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than with respect to a termination of Service for Cause, if the exercise of an Option within the applicable period established pursuant to Section 6.4 is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, and (b) the end of the applicable time period under Section 6.4, but, in any event, no later than the Option Expiration Date.

6.6 Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S-8 under the Securities Act; provided, however, that no consideration may be received for any transfer. An Incentive Stock Option shall not be assignable or transferable in any manner.

7.     STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights, if any, shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee may from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1         Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2         Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option, and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3         Exercisability and Term of SARs.

(a) Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance, written approval of the Company, and that, if such approval is not given, the Option shall nevertheless remain exercisable in accordance with its terms.

Exhibit A - 13

A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4         Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR, and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5         Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration, and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of shares of Stock as described in Section 16.2.

7.6          Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7         Transferability of SARs.    During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, described in the General Instructions to Form S-8 under the Securities Act; provided, however, that no consideration may be received for any transfer.

Exhibit A - 14

8.    RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1        Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be granted containing such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals as outlined in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2        Purchase Terms.    The Award Agreement for any Restricted Stock Award shall provide the terms and conditions regarding the amount and mechanics for delivering the purchase price (if any), and the applicable purchase period for the Award.

8.3        Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions, or performance criteria, including, without limitation, Performance Goals as outlined in Section 10.4, with the definitive and respective Performance Goals being established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change in Control or as provided in Section 8.6. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.4        Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5, or any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall vest and become nonforfeitable only if the underlying shares of Stock subject to the Restricted Stock Award become vested (including, without limitation, the satisfaction of any performance related Vesting Condition). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.5        Effect of Termination of Service.    Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall

Exhibit A - 15

have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant subject to Vesting Conditions as of the date of the Participant’s termination of Service (including, without limitation, as may be set forth in the respective Award Agreement), and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.6        Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.    ISSUANCES OF RESTRICTED STOCK UNITS.

Issuances of Restricted Stock Units under the Plan shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1        Grant of Restricted Stock Units.    Issuances of Restricted Stock Units may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals outlined in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2        Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving an Award of Restricted Stock Units. The consideration for Restricted Stock Units shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Units.

9.3        Vesting.    Issuances of Restricted Stock Units may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as outlined in Section 10.4, with the definitive and respective Performance Goals being established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing an issuances of Restricted Stock Units that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy, or (b) the later of (i) last day of the calendar year in which the original vesting date occurred, or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4        Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award

Exhibit A - 16

Agreement evidencing any issuance of Restricted Stock Units that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the applicable Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Award Agreement so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5        Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing an issuance of Restricted Stock Units, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6        Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Agreement vest, or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Units by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section delivered at the time of issuance.

9.7        Nontransferability of Restricted Stock Units.    The right to receive shares pursuant to an Award Agreement evidencing an issuance of Restricted Stock Units shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to Restricted Stock Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

Exhibit A - 17

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1        Types of Performance Awards Authorized.    Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2        Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3        Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the definitive Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, definitive Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4        Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures.    Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and/or each Subsidiary Corporation consolidated therewith for financial reporting purposes and/or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of

Exhibit A - 18

Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings or earnings from operations, in either case before any one or more of: (A) stock-based compensation expense, interest, taxes, depreciation and amortization; (B) earnings per share; (C) earnings per share from continuing operations, diluted or basic; and (D) earnings per share, diluted or basic; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share on a basic or diluted basis or earnings per share from continuing operations on a basic or diluted basis; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment, capital or sales; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; (xxix) completion of a joint venture or other corporate transaction; (xxx) attainment of objective operating goals; (xxxi) attainment of research and development milestones; (xxxii) average invested capital; (xxxiii) capital expenditures; (xxxiv) cash conversion cycle; (xxxv) change in assets; contract awards or backlog; (xxxvi) controllable operating profit; (xxxvii) cost of capital; (xxxviii) credit rating; (xxxix) customer indicators; (xl) debt; (xli) debt reduction; (xlii) economic value added; (xliii) employee metrics; (xliv) expense reduction levels; (xlv) gross margin; (xlvi) growth in or maintenance of levels of any of the specified measures; (xlvii) growth in stockholder value, stock price or total stockholder return relative to any index or group of other companies; (xlviii) workforce diversity; (xlix) productivity; (l) inventory turnover; (li) market share; (lii) asset or net asset turnover; (liii) asset or net assets; (liv) net earnings; (lv) net operating profit; (lvi) net or gross sales; (lvii) new product invention or innovation; (lviii) operating earnings; (lix) operating expenses; (lx) operating profit; (lxi) overhead or other expense reduction; (lxii) strategic plan development and implementation; (lxiii) succession plan development and implementation; (lxiv) shareholder return; and (lxv) working capital.

(b)  Performance Targets.    Performance Targets shall be described in the Award Agreement and may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5        Settlement of Performance Awards.

(a) Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

Exhibit A - 19

(c)  Notice to Participants.    As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(d)  Payment in Settlement of Performance Awards.    As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but, in any event, within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment (or issuance) shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment (or issuance) of such amount shall be made in cash, shares of Stock, or a combination thereof as applicable and/or determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest. In the case of such any such deferral, (i) the amount of the payment shall be based on the actual rate of return including gains and losses, and (ii) to the extent interest is determined to be respectively due and/or paid, such interest will be paid only at a reasonable rate of interest or shall be based on a predetermined actual investment.

(e)  Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing (i) the final value of the Performance Award by the Fair Market Value of a share of Stock determined by (ii) the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.3. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.3 through 8.6 above.

10.6        Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such

Exhibit A - 20

new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7        Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death, Disability or Change in Control.    If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5. In connection with a Change in Control of the Company, the applicable Award Agreement (or such other employment or service agreement between the Participant and a Participating Company specifically referencing the Award) shall govern the treatment of any Performance Award including, if applicable, the treatment of any termination occurring in connection with, or following, a Change in Control.

(b) Other Termination of Service.    If the Participant’s Service terminates for any reason except death, Disability or following, or in connection with, a Change in Control before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8        Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.  CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1        Grant of Cash-Based Awards.    Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2        Grant of Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3        Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-

Exhibit A - 21

Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as outlined in Section 10.4, with the definitive and respective Performance Goals being established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that may be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4        Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.    Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5        Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6        Effect of Termination of Service.    Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7        Nontransferability of Cash-Based Awards and Other Stock-Based Awards.    Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

Exhibit A - 22

11.8        Co-existence with other plans.    It is understood and agreed that the Company may have adopted additional plans that provide for cash-based incentive compensation to certain Company Employees based upon the level of achievement of financial, business and other performance criteria achieved by certain Employees of the Company (and/or the Participating Company Group). The existence of such other plans is, and shall be deemed to be, in addition (and not limitation) of this Plan, and, notwithstanding any such other plan, this Plan shall be available to the Committee to utilize, in its discretion, for establishing and administering certain incentive compensation to certain Company Employees based upon the level of achievement of financial, business and other performance criteria achieved by certain Employees of the Company (and/or the Participating Company Group).

12.    DEFERRED COMPENSATION AWARDS.

12.1        Establishment of Deferred Compensation Award Programs.    This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan. Eligibility to participate in any such subplan shall be as determined by the Committee. The Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.

12.2        Terms and Conditions of Deferred Compensation Awards.    Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.

(a) Limitation on Elections.    Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.

(b) Election Irrevocable.    A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.

(c) Vesting.    Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.

13.    STANDARD FORMS OF AWARD AGREEMENT.

13.1        Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

13.2        Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

Exhibit A - 23

14. CHANGE IN CONTROL.    The Committee, in its sole discretion, may provide customized terms and conditions for Award Agreements to certain Plan Participants as related to the handling of Awards upon a Change in Control.

15. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. The Company may require the Participant, as a condition to issuance of any Stock, to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company (including, without limitation, holding any awards and any shares of Stock respective thereto in accordance with the Trading Compliance Policy).

16. COMPLIANCE WITH SECTION 409A.

16.1        Awards Subject to Section 409A.    The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award, or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below), or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the two and a half (2 1⁄2) month period ending on the later of (A) the fifteenth (15th) day of the third (3rd) month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture, or (B) the fifteenth (15th) day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

16.2        Deferral and/or Distribution Elections.    Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

Exhibit A - 24

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3        Subsequent Elections.    Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

16.4        Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)        The Participant’s “separation from service” (as defined by Section 409A);

(ii)         The Participant’s becoming “disabled” (as defined by Section 409A);

(iii)        The Participant’s death;

(iv)        A time or fixed schedule that is either (A) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (B) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;

(v)        A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)        The occurrence of an “unforeseen emergency” (as defined by Section 409A).

(b) Installment Payments.    It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as

Exhibit A - 25

otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)    Payment Upon Disability.    All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)    Payment Upon Death.    If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control.    Further to the terms of Section 14, any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control shall be treated as provided in the respective Award Agreement; provided however, that if payment pursuant to that Award Agreement would otherwise violate Section 409A and Section 16.4(g) because the event constituting a Change in Control does not also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, then the Award shall be paid on the date or dates such Award would have otherwise been paid in accordance with its then existing payment schedule (or as required by Section 16.4(c)).

(g) Prohibition of Acceleration of Payments.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(h) No Representation Regarding Section 409A Compliance.    Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

17.    TAX WITHHOLDING.

17.1        Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

17.2        Withholding in or Directed Sale of Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any

Exhibit A - 26

Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18.    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, modify, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) any amendment to Section 3.7, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, without limitation, Section 409A.

19.    MISCELLANEOUS PROVISIONS.

19.1        Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

19.2        Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of

Exhibit A - 27

securities of the Company during such twelve (12)-month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

19.3        Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

19.4        Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.5        Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

19.6        Delivery of Title to Shares.    Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7        Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.8        Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.

19.9        Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

19.10        Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it

Exhibit A - 28

valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.11        No Constraint on Corporate Action.    Nothing in this Plan shall be construed to:(a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

19.12        Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.13        Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the 2014 Equity Incentive Plan of NuVasive, Inc. as duly adopted by the Compensation Committee of the Board of Directors of NuVasive, Inc. via unanimous written consent on March 11, 2014.

/s/ Jason M. Hannon

Jason M. Hannon

Exhibit A - 29

EXHIBIT B

NUVASIVE, INC. 2014 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.

Purpose.    The purpose of this Plan is to provide certain executives of the Company and its Participating Companies with incentive compensation based upon the level of achievement of specified financial, business and other performance measures. This Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Section 162(m); provided, however that the Company reserves the right to pay bonuses and other incentive compensation that may not qualify as performance-based compensation under Section 162(m).

2.	Definitions.

(a)

“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company, or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent”, “subsidiary”, “control”, and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act of 1933.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Bonus” means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 8 below.

(d)

“Bonus Formula” means, as to any Performance Period, the formula established by the Committee pursuant to Section 6 in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures. The formula may differ from Participant to Participant or business group to business group as determined by the Committee in its sole and absolute discretion. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine the extent to which the targeted goals for the Performance Measures have been achieved for the Performance Period and the maximum amount of the bonus that may be paid to each Participant as a Bonus for such Performance Period to the extent such targeted goals have been achieved.

(e)	“Change in Control” means the occurrence of any one or a combination of the following:

i.

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total fair market value or total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition of such voting power by any person who on the date this Plan is approved by the Company’s stockholders at the Company’s 2014 Annual Stockholders Meeting is already the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition of such voting power directly by the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition of such voting power by a trustee or other fiduciary under an employee benefit plan of a Participating Company, or (D) any acquisition of such voting power by an entity owned directly or indirectly by the stockholders of the Company in

Exhibit B - 1

substantially the same proportions as their ownership of the voting securities of the Company; or

ii.	the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more Subsidiaries); or

iii.	approval by the stockholders of a plan of complete liquidation or dissolution of the Company.

The Committee is hereby empowered to determine, and shall, when necessary, so determine, whether multiple acquisitions of the voting securities of the Company and/or multiple asset transactions, as applicable, are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(g)	“Committee” means the Compensation Committee of the Board whose members shall qualify as “outside directors” within the meaning of Section 162(m).

(h)	“Company” means NuVasive, Inc., a Delaware corporation.

(i)

“Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the Predetermination Date with respect to any Performance Period.

(j)	“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(k)

“Employee” means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Committee shall determine in good faith and in the exercise of its discretion whether an individual has become, or has ceased to be, an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Committee’s determination of whether or not the individual is an Employee, all such determinations by the Committee shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Committee, the Company, or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)	“Fiscal Year” means the Company’s fiscal year, which is currently the twelve-month period from January 1st through December 31st.

(n)	“GAAP” means U.S. Generally Accepted Accounting Principles, or successor accounting principle(s).

(o)	“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

Exhibit B - 2

(p)	“Participant” means a Section 16 Officer.

(q)	“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation, or Affiliate.

(r)	“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(s)	“Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m).

(t)

“Performance Measure” Performance Measures may be calculated in accordance with the Company’s financial statements, in accordance with GAAP, a method used generally in the Company’s industry, or in accordance with any other methodology established prior to the grant of a respective Bonus, as determined by the Committee in its sole discretion. Performance Measures may be calculated with respect to the Company and/or each Subsidiary Corporation consolidated therewith for financial reporting purposes and/or any division or other business unit, as determined by the Committee in its sole discretion. Unless otherwise determined by the Committee in its sole discretion prior to the grant of a Bonus, the Performance Measures applicable to such Bonus shall be calculated prior to the accrual of any expense related to any Bonus for the same Performance Period or any overlapping portion of any Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in GAAP. Performance Measures may be one or more of the following, as determined by the Committee: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings or earnings from operations, in either case before any one or more of: (A) stock-based compensation expense, interest, taxes, depreciation and amortization; (B) earnings per share; (C) earnings per share from continuing operations, diluted or basic; and (D) earnings per share, diluted or basic; (viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share on a basic or diluted basis or earnings per share from continuing operations on a basic or diluted basis; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment, capital or sales; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; (xxix) completion of a joint venture or other corporate transaction; (xxx) attainment of objective operating goals; (xxxi) attainment of research and development milestones; (xxxii) average invested capital; (xxxiii) capital expenditures; (xxxiv) cash conversion cycle; (xxxv) change in assets; contract awards or backlog; (xxxvi) controllable operating profit; (xxxvii) cost of capital; (xxxviii) credit rating; (xxxix) customer indicators; (xl) debt; (xli) debt reduction; (xlii) economic value added; (xliii) employee metrics; (xliv) expense reduction levels; (xlv) gross margin; (xlvi) growth in or maintenance of levels of any of the specified measures; (xlvii) growth in stockholder value, stock price or total stockholder return relative to any index or group of other companies; (xlviii) workforce diversity; (xlix) productivity; (l) inventory turnover; (li) market share; (lii) asset or net asset turnover; (liii) asset or net assets; (liv) net earnings; (lv) net operating profit; (lvi) net or gross sales; (lvii) new product invention or innovation; (lviii) operating earnings; (lix) operating expenses; (lx) operating profit; (lxi) overhead or other expense reduction; (lxii) strategic plan development and implementation; (lxiii) succession plan development and implementation; (lxiv) shareholder return; and (lxv) working capital.

(u)	“Performance Period” means any Fiscal Year, period of one or more Fiscal Years, or any other period longer or shorter period, as determined by the Committee. Performance Periods may be overlapping.

Exhibit B - 3

(v)	“Plan” means this NuVasive, Inc. 2014 Incentive Compensation Plan.

(w)

“Predetermination Date” means, for a Performance Period, (i) the earlier of ninety (90) days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Section 162(m).

(x)	“Section 16 Officer” means an Employee of the Company or its Affiliates who is considered by the Company to be an officer who is subject to Section 16 of the Exchange Act.

(y)	“Section 162(m)” means Section 162(m) of the Code, as amended, and rules and regulations promulgated thereunder.

(z)	“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

3.	Eligibility. The individuals eligible to participate in this Plan for a given Performance Period shall be Section 16 Officers.

4.	Administration.

(a)

The Committee shall be responsible for establishing requirements that qualify compensation as Performance-Based Compensation. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder. In addition, the Committee shall be responsible for, and have sole and absolute discretion in, the general administration and interpretation of this Plan and for carrying out its provisions, including the authority to construe and interpret the terms of this Plan, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of Plan participation and distribution of Bonuses and adopt rules, regulations and to take such actions as it deems necessary or desirable for the proper administration of this Plan.

(b)

The Committee may delegate its administrative tasks to the Company employees or others as appropriate for proper administration of this Plan consistent with the limitations imposed under Section 162(m).

(c)

Any rule or decision by the Committee or its delegate(s) that is not inconsistent with the provisions of this Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

5.

Effectiveness; Term.    This Plan was approved by the Board via unanimous written consent on March 11, 2014, and shall be subject to approval by the stockholders of the Company This Plan shall be effective as of January 1, 2014. Notwithstanding the foregoing, this Plan shall terminate unless it is approved by the Company’s stockholders at the Company’s 2014 Annual Stockholders Meeting. Once approved by the Company’s stockholders, this Plan shall continue until the earlier of (a) a termination under Section 9 of this Plan, (b) the date any stockholder approval requirement under Section 162(m) ceases to be met, or (c) the date of the first stockholder meeting that occurs in the fifth year following the date of the Company’s 2014 Annual Stockholders Meeting (i.e., May 14, 2019).

6.	Bonuses. Prior to the Predetermination Date for a Performance Period, the Committee shall designate or approve in writing, the following:

(a)	Performance Period;

(b)	Positions or names of Employees who will be Participants for the Performance Period;

Exhibit B - 4

(c)	Targeted goals for selected Performance Measures during the Performance Period; and

(d)	Applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

7.	Determination of Amount of Bonus.

(a)

Calculation.    After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Section 162(m)) the extent to which the targeted goals for the Performance Measure(s) applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Plan, the Committee, in its sole discretion, may eliminate or reduce (but not increase) the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula. The aggregate Bonus(es) payable to any Participant with respect to any Fiscal Year or portion thereof shall not exceed twelve million dollars (U.S. $12,000,000).

To the extent permitted under Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude the effects (whether positive or negative) on the Performance Measures of extraordinary, unusual, or non-recurring items, as determined by the Committee, occurring after the establishment of the Committee-set goals applicable to the respective Bonus, including (i) the effects of currency fluctuations, (ii) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release and Form 8-K filing relating to an earnings announcement, (iii) asset impairment, (iv) litigation or claim judgments or settlements, (v) the effect of changes in tax laws, accounting principles or other such laws or provisions affecting reported results, (vi) accruals for reorganization and restructuring programs, and (vii) any other extraordinary or non-operational items. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Bonus.

(b)

Right to Receive Payment.    Each Bonus under this Plan shall be paid solely from general assets. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

8.	Payment of Bonuses.

(a)

Timing of Distributions.    The Company shall distribute all amounts payable to Participants under the Plan as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but, in no event, later than two and one-half (2 1⁄2) months after the end of the calendar year in which the Performance Period ends, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under a Company-approved deferred compensation plan or arrangement.

(b)

Distribution.    Subject to the following and the terms of Section 9, payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period shall only be made if the Participant is an Employee on the day that the Bonus is paid.

(i)

Change in Control.    Upon a Change in Control, the method in which a Bonus is paid shall be determined by the Committee in its sole discretion subject to any applicable requirements to avoid additional taxation under Section 409A of the Code.

Exhibit B - 5

(ii)	Disability. A Participant who terminates due to Disability may receive a prorated Bonus; the method in which a Bonus is prorated shall be determined by the Committee in its sole discretion.

(iii)

Death.    The estate of a Participant who dies prior to the end of a Performance Period may receive a prorated Bonus; the method in which a Bonus is prorated shall be determined by the Committee in its sole discretion.

(iv)

Leave of Absence or Non-Pay Status.    A Participant may receive a prorated Bonus while on an approved leave of absence or non-pay status, as the Committee determines in its discretion; provided, however, that such prorated Bonus shall be based on the achievement of the Performance Measures established for that Participant for the applicable Performance Period and prorated based on the whole months that a Participant was an Employee during the Performance Period.

(c)

Change in Status.    If a Participant who has a change in status during a Performance Period that results in being (i) ineligible to continue participating in this Plan, (ii) eligible for participation in this Plan after the beginning of a Performance Period (but no later than the Predetermination Date for Covered Employees), or (iii) eligible in more than one variable pay plan, including this Plan, then such Participant may receive a prorated Bonus, if any, with respect to the applicable Performance Period; provided, however, that the Committee will have the sole discretion to select the Participant who will receive a prorated Bonus pursuant to this Section 8(c). Notwithstanding the foregoing, the prorated Bonus that such Participant receives under this Section 8(c) shall be based on the achievement of Performance Measures established for that Participant for the applicable Performance Period and prorated based on the whole months that a Participant was a Section 16 Officer during the Performance Period.

(d)

Earning of Bonuses.    Although payment of a Bonus may be made according to the terms and schedule set forth above in Section 8, the Participant shall not be deemed to have earned the Bonus until the Participant has satisfied all of his or her obligations to the Participating Company Group.

9.	Amendment and Termination.

(a)

The Committee may amend, modify, suspend, and/or terminate this Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Plan or in any Bonus granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. Notwithstanding the foregoing, the Company may amend, modify, suspend or terminate this Plan if any such action is required by law. To the extent required under applicable law, including Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

(b)

In the case of Participants employed outside the United States, the Company (and, if applicable, other members of the Participating Company Group) may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

10.

Withholding.    Distributions pursuant to this Plan shall be subject to all applicable withholding and other taxes and all contributions or deductions required by law to be deducted or withheld in accordance with procedures established by the Company and/or any plan maintained by the Company (and, if applicable, other members of the Participating Company Group).

Exhibit B - 6

11.

No Additional Participant Rights.    The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of the Participating Company Group, and the right of the Participating Company Group to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Participating Company Group, with or without cause, is specifically reserved. No person shall have claim to a Bonus under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. The benefits provided for Participants under this Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. Unless contrary to applicable law or the terms of a written contract executed by an appropriate officer of the Participating Company Group, it is expressly agreed and understood that the employment of a Participant is terminable at the will of either party, with or without notice.

12.

Successors.    All obligations of the Participating Company Group under this Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.	Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

14.

Co-existence with Other Plans.    It is understood and agreed that the Company may have adopted additional plans that provide for incentive compensation and/or bonuses to certain Company Employees based upon the level of achievement of financial, business and other performance criteria achieved by certain Employees of the Company (and/or the Participating Company Group). The existence of such other plans is, and shall be deemed to be, in addition (and not limitation) of this Plan, and, notwithstanding any such other plan, this Plan shall be available to the Committee to utilize, in its discretion, for establishing and administering certain incentive compensation to certain Company Employees based upon the level of achievement of financial, business and other performance criteria achieved by certain Employees of the Company (and/or the Participating Company Group).

15.

Severability.    If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect. Furthermore, if any provision of this Plan would cause Bonuses not to constitute Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of the Plan, but the other provisions hereof shall remain in full force and effect.

16.	Governing Law. This Plan shall be governed by the laws of the State of Delaware.

17.

Recoupment Policy.    Notwithstanding anything to the contrary in this Plan, all Bonuses payable shall be subject to the NuVasive, Inc. Incentive Compensation Recoupment Policy or any other clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law), regardless of whether the policy is adopted after the effective date of this Plan, a Performance Period, or the date the Bonus is paid.

Exhibit B - 7

NUVASIVE, INC. ATTN: CORPORATE SECRETARY 7475 LUSK BLVD. SAN DIEGO, CA 92121

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M72028-P48476	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVASIVE, INC.

The Board of Directors recommends you vote FOR the following Board nominees for election to the Company’s Board of Directors:

1.	Election of Directors

Nominees:		For	Against	Abstain

1a.	Gregory T. Lucier	☐	☐	☐

1b.	Leslie V. Norwalk	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2013.	☐	☐	☐

3.	Approval for the Company to adopt the NuVasive, Inc. 2014 Equity Incentive Plan.	☐	☐	☐

4.	Approval for the Company to adopt the NuVasive, Inc. 2014 Executive Incentive Compensation Plan.	☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

NOTE:	The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying Proxy Statement. As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Our Annual Meeting Notice and Proxy Statement, our Annual Report on Form 10-K and a Letter from our Chairman and CEO to our Stockholders are available at www.proxyvote.com.

M72029-P48476

NUVASIVE, INC.

Annual Meeting of Stockholders

May 14, 2014 8:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Quentin Blackford, Michael J. Lambert, and Jason M. Hannon, or any one of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”), which is being held at the Westin Times Square - Ambassador III Conference Room (2nd Floor), 270 W 43rd Street, New York, NY 10036 on May 14, 2014 at 8:00 A.M., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.

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Continued and to be signed on reverse side